Exhibit 10.5

LIFESIZE, INC.
SERIES B PREFERRED STOCK PURCHASE AGREEMENT
December 28, 2015

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TABLE OF CONTENTS
(continued)

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TABLE OF CONTENTS
(continued)

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EXHIBITS

A	Schedule of Investors

B	Amended and Restated Certificate of Incorporation

C	Investors’ Rights Agreement

D	Voting Agreement

E	Right of First Refusal and Co-Sale Agreement

F	Company Schedule of Exceptions

G	Compliance Certificate

H	Secretary’s Certificate

I	Opinion of Counsel to the Company

J	Transition Services Agreement

K	Restructuring Plan and Excluded Items

L	[Reserved]

M	Form of Stock Power and Assignment Certificate

N	Accounting Principles

O	Form of Directors’ and Officers’ Indemnification Agreement

P	Logitech Compliance Certificate

Q	Current Products

R	Form of IP Agreements

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LIFESIZE, INC.
SERIES B PREFERRED STOCK PURCHASE AGREEMENT
This Series B Preferred Stock Purchase Agreement (this “Agreement”) is dated as of December 28, 2015 and is among Lifesize, Inc., a Delaware corporation (the “Company”), Logitech International S.A. organized under the laws of Switzerland (“Logitech”), and the persons and entities (each, an “Investor” and collectively, the “Investors”) listed on the Schedule of Investors attached as Exhibit A (the “Schedule of Investors”).
WHEREAS, pursuant to this Agreement, the Investors are purchasing, and (i) the Company is selling to the Investors 17,500,000 shares of Series B Preferred (as defined below) and (ii) Logitech is selling to the Investors 2,500,000 shares of Series B Preferred, at the Closing (as defined below).
Section 1
AUTHORIZATION, SALE AND ISSUANCE
1.1    Authorization.  The Company has authorized (a) the sale and issuance of up to 17,500,000 shares (the “Original Issue Shares”) of the Company’s Series B Preferred Stock, par value $0.00001 per share (the “Original Issue Series B Preferred”), having the rights, privileges, preferences and restrictions set forth in the amended and restated certificate of incorporation of the Company, in substantially the form of Exhibit B (the “Restated Certificate); and (b) the reservation of shares of Common Stock for issuance upon conversion of the Shares (the “Conversion Shares”).
1.2    Sale and Issuance of Shares.  Subject to the terms and conditions of this Agreement, each Investor agrees, severally and not jointly, to purchase, and the Company agrees to sell and issue to each Investor, the number of shares of Series B Preferred Stock set forth in the column designated “Number of Original Issue Series B Preferred” opposite such Investor’s name on the Schedule of Investors, at a cash purchase price of $1.00 per share (the “Purchase Price”). The Company’s agreement with each Investor is a separate agreement, and the sale and issuance of the Shares to each Investor is a separate sale and issuance.
1.3    Sale of Secondary Shares.  Subject to the terms of this Agreement, Logitech proposes to sell, at Closing, an aggregate of 2,500,000 shares (the “Secondary Shares”, and together with the Original Issue Shares, the “Shares”) of the Company’s Series B Preferred Stock, par value $0.00001 per share (the “Secondary Series B Preferred”, and together with the Original Issue Series B Preferred, the “Series B Preferred”) to the Investors at the Purchase Price. Subject to the terms and conditions of this Agreement, each Investor agrees, severally and not jointly, to purchase, and Logitech agrees to sell to each Investor, the number of Secondary Shares set forth in the column designated “Number of Secondary Series B Preferred” opposite such Investor’s name on the Schedule of Investors, at the Purchase Price. Logitech’s agreement with each Investor is a separate agreement, and the sale and issuance of the Shares to each Investor is a separate sale and issuance.

SECTION 2
CLOSING DATES AND DELIVERY
2.1    Closing.
(a)    The purchase, sale and issuance of the Shares shall take place at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation 650 Page Mill Road, Palo Alto, California 94304, at 10:00 a.m. local time on the date hereof (the “Closing”).
(b)    The Investors shall, upon execution and delivery of the relevant signature pages, become parties to, and be bound by, this Agreement, the Investors’ Rights Agreement in substantially the form of Exhibit C (the “Rights Agreement”), the Voting Agreement in substantially the form of Exhibit D (the “Voting Agreement”), and the Right of First Refusal and Co-Sale Agreement in substantially the form of Exhibit E (the “Right of First Refusal and Co-Sale Agreement,” and together with this Agreement, the Voting Agreement and the Rights Agreement, the “Investor Agreements”), without the need for an amendment to any of the Agreements except to add such person’s or entity’s name to the appropriate exhibit to such Investor Agreements, and shall have the rights and obligations hereunder and thereunder, in each case as of the date of the Closing.
(c)    The Company and Logitech shall, upon execution and delivery of the relevant signature pages, become parties to, and be bound by, this Agreement, the Intellectual Property Agreement and Intellectual Property Amendment Agreement, in each case in the form set forth in Exhibit R (collectively, the “IP Agreements”), and the Transition Services Agreement in the form of Exhibit J (the “Transition Services Agreement” and collectively with the IP Agreements, the “Logitech Agreements”), in each case as of the date of the Closing. The Investor Agreements and the Logitech Agreements are collectively referred to as the “Agreements”.
(d)    The obligation of each of the Company and Logitech to issue and sell the Series B Preferred as provided herein is subject to the purchase of all of the Series B Preferred by the Investors at the Closing.
2.2    Delivery of Original Issue Shares.  At the Closing, the Company will deliver to each Investor in the Closing a certificate registered in such Investor’s name representing the number of Original Issue Shares that such Investor is purchasing in the Closing against payment of the purchase price therefor as set forth in the column designated “Purchase Price” opposite such Investor’s name on the Schedule of Investors, by wire transfer in accordance with the Company’s instructions.
2.3    Delivery of Secondary Shares.
(a)    At the Closing, Logitech will deliver to the applicable Investors in the Closing, against payment of the purchase price with respect to the number of Secondary Shares that such Investor is purchasing in the Closing as set forth in the column designated “Purchase Price” opposite such Investor’s name on the Schedule of Investors to the applicable Investors:
(i)    All stock certificate(s) representing the Secondary Shares such Investor is purchasing in the Closing; and

(ii)    one (1) copy of the executed and completed Stock Power and Assignment Certificate attached hereto as Exhibit M, transferring the Secondary Shares to be transferred at the Closing to the applicable Investor.
(b)    At the Closing, Logitech shall instruct the Company to and the Company shall: (i) cancel any stock certificates issued to Logitech representing Secondary Shares and (ii) issue duly executed stock certificates evidencing the Secondary Shares in each applicable Investor’s name.
SECTION 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
A Company Schedule of Exceptions, attached as Exhibit F (each, a “Company Schedule of Exceptions”), shall be delivered to the Investors in connection with the Closing. Except as set forth on the Company Schedule of Exceptions delivered to the Investor at the Closing, the Company hereby represents and warrants to the Investors as follows:
3.1    Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own and operate its properties and assets, to carry on its business as presently conducted and as presently contemplated to be conducted, to execute and deliver the Agreements, to issue and sell the Original Issue Shares and the Conversion Shares and to perform its obligations pursuant to the Agreements and the Restated Certificate. The Company is presently qualified to do business as a foreign corporation in each jurisdiction in which the character or location of its assets or properties (whether owned, leased or licensed) or the nature of its business make such qualifications necessary, except where the failure to be so qualified could not reasonably be expected to material to the Company. The operations now being conducted by the Company are not now, and have never been, conducted by the Company under any other name.
3.2    Subsidiaries.  Set forth in Section 3.2 of the Company Schedule of Exceptions is a complete and correct list of each subsidiary of the Company. Each of the Company’s subsidiaries is duly organized, validly existing and in good standing, where applicable, under the laws of its jurisdiction of organization. None of the Company’s subsidiaries owns or leases property or engages in any activity in any jurisdiction that might require its qualification to do business as a foreign corporation in such jurisdiction and in which the failure to qualify as such would not be material to the Company or the applicable subsidiary. The Company is not a participant in any joint venture, partnership, limited liability company or similar equity based arrangement. All of the outstanding shares of capital stock of each subsidiary of the Company are owned of record and beneficially by the Company. All outstanding shares of stock of each subsidiary of the Company are, to the extent applicable, duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by applicable law, the charter documents or bylaws of such subsidiary, or any agreement to which such subsidiary is a party or by which it is bound, and have been issued in compliance with applicable law. There are no options, warrants, calls, rights, commitments or agreements of any character, to which any such subsidiary is a party or by which any such subsidiary is bound obligating such subsidiary to issue, deliver, sell, repurchase or redeem, or cause to be issued, sold, repurchased or redeemed, any shares of the capital stock of such subsidiary or obligating such subsidiary to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call right, commitment or agreement. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to any of the subsidiaries of the Company. Neither the Company nor any of its subsidiaries has agreed or is obligated to make any future investment in or capital contribution to any Person.
3.3    Capitalization.
(a)    Immediately prior to the Closing, the authorized capital stock of the Company consists of 96,000,000 shares of capital stock, of which 40,000,000 shares are designated Common Stock (the “Common Stock”), none of which are issued and outstanding, 12,000,000 shares are designated Class A Common Stock (the “Class A Common Stock”), none of which are issued and outstanding, 12,000,000 shares are designated Series A Preferred (the “Series A Preferred”), all of which are issued and outstanding, 12,000,000 shares are designated Series A-1 Preferred (the “Series A-1 Preferred” and, together with the Series A Preferred and Series A-1 Preferred, the “Preferred Stock”), none of which are issued and outstanding, 20,000,000 shares are designated Series B Preferred, of which 2,500,000 are issued and outstanding. The Common Stock, the Class A Common Stock the Series A Preferred, the Series A-1 Preferred and the Series B Preferred shall have the rights, preferences, privileges and restrictions set forth in the Restated Certificate.
(b)    The outstanding shares have been duly authorized and validly issued in compliance with applicable laws, and are fully paid and nonassessable. There are no declared or accrued but unpaid dividends with respect to any shares of Common Stock or Preferred Stock. There is no indebtedness having the right to vote on any matters on which stockholders of the Company may vote.
(c)    The Company has reserved:
(i)    the Original Issue Shares for issuance pursuant to this Agreement;
(ii)    32,000,000 shares of Common Stock (as may be adjusted in accordance with the provisions of the Restated Certificate) for issuance upon conversion of the Shares, Series A-1 Preferred and shares of Class A Common Stock;
(iii)    12,000,000 shares of Series A-1 Preferred (as may be adjusted in accordance with the provisions of the Restated Certificate) for issuance upon transfer of Series A Preferred to any person or entity that is not a “Related Party” in accordance with the provisions of the Restated Certificate;
(iv)    12,000,000 shares of Class A Common Stock (as may be adjusted in accordance with the provisions of the Restated Certificate) for issuance upon conversion of Series A Preferred in accordance with the provisions of the Restated Certificate; and
(vi)    8,000,000 shares of Common Stock for issuance to employees, consultants and directors pursuant to a stock plan to be adopted by the Board of Directors of the Company, under which no options to purchase shares are issued and outstanding as of the date of this Agreement.
(d)    All issued and outstanding shares of the Preferred Stock (i) have been duly authorized and validly issued and are fully paid and nonassessable, and (ii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities.
(e)    Each share of Series B Preferred Stock is convertible into Common Stock, and each share of Series A Preferred Stock is convertible into Class A Common Stock, on a one-for-one basis as of the date hereof, and the consummation of the transactions contemplated hereunder will not result in any anti-dilution adjustment or other similar adjustment to the outstanding shares of Preferred Stock.

(f)    The Original Issue Shares, when issued and delivered and paid for in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable. The Conversion Shares have been duly and validly reserved and, when issued in compliance with the provisions of this Agreement, the Restated Certificate and applicable law, will be validly issued, fully paid and nonassessable. The Original Issue Shares and the Conversion Shares will be free of any liens or encumbrances, other than any liens or encumbrances created by or imposed upon the Investors; provided, however, that the Original Issue Shares and the Conversion Shares are subject to restrictions on transfer under U.S. state and/or federal securities laws and as set forth herein and in the Right of First Refusal and Co-Sale Agreement and Rights Agreement. Except as set forth in the Rights Agreement or the Right of First Refusal and Co-Sale Agreement, the Original Issue Shares and the Conversion Shares are not subject to any preemptive rights or rights of first refusal. The Company has obtained valid waivers of any rights by other parties to purchase any of the Shares covered by this Agreement.
(g)    Except for the conversion privileges of the Series A Preferred and Series B Preferred, the rights provided pursuant to the Rights Agreement and the Right of First Refusal and Co-Sale Agreement or as otherwise described in this Agreement, there are no options, warrants, calls or other rights, convertible securities, commitments or agreements of any character, written or oral, to which the Company is a party or by which the Company is bound that obligate the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the Company’s capital stock or obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement, or to purchase any of the Company’s authorized and unissued capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit, participation, or other similar rights with respect to the equity of the Company (whether payable in equity, cash or otherwise). Except as contemplated hereby, including the Voting Agreement and the Right of First Refusal and Co-Sale Agreement, there are no voting trusts, proxies, or other agreements or undertakings with respect to the voting of the Company.
3.4    Authorization.  The Company has all requisite power and authority to enter into the Agreements to which it is party and to consummate the transactions contemplated hereby and thereby. All corporate action on the part of the Company and its directors, officers and stockholders necessary for the authorization, execution and delivery of the Agreements (including the Restructuring Plan) by the Company, the authorization, sale, issuance and delivery of the Original Issue Shares and the Conversion Shares, and the performance of all of the Company’s obligations under the Agreements (including the Restructuring Plan) has been taken or will be taken prior to the Closing. The Agreements have been duly executed and delivered by the Company, and assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except (i) as limited by laws of general application relating to bankruptcy, insolvency and the relief of debtors, (ii) as limited by rules of law governing specific performance, injunctive relief or other equitable remedies and by general principles of equity, and (iii) to the extent the indemnification provisions contained in the Agreements may further be limited by applicable laws and principles of public policy. This Agreement and the transactions contemplated hereby have been unanimously approved by the Board of Directors of the Company.
3.5    Financial Statements.  The Company has delivered to the Investors the unaudited consolidated pro forma profit and loss statements of the Company as of and for the fiscal year ended March 31, 2015 and for the period ended November 20, 2015, and an unaudited consolidated pro forma balance sheet as of November 20, 2015 (the “Current Balance Sheet” and, collectively, the “Pro Forma Financials”). The Pro Forma Financials are true, correct and complete in all material respects (subject, in the case of interim period financial statements, to normally recurring year-end adjustments). The Pro Forma Financials present fairly in all material respects the Company’s financial condition and operating results as of the dates and during the periods indicated therein. As of the date of this Agreement, the Company does not have any liabilities (subject, in the case of interim period financial statements, to normally recurring year-end adjustments) except for liabilities which (a) have been reflected or reserved against in the Pro Forma Financials or disclosed in the notes thereto, (b) have arisen in the ordinary course of business since the Current Balance Sheet or in connection with the authorization, preparation, negotiation, execution or performance of this Agreement or the consummation of the transactions contemplated hereby, (c) are executory obligations under the agreements of the Company that have not arisen from a breach thereof or default thereunder, or (d) are the subject of another representation or warranty in this Agreement, or (e) do not, individually or in the aggregate, exceed $500,000. The Company does not have any “off balance sheet arrangements” (as such term is defined in Item 303(a)(4) of the Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).
3.6    Changes.  Since November 20, 2015 (the “Balance Sheet Date”) there has not been:
(a)    any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Pro Forma Financials, except changes in the ordinary course of business, that are not material to the Company or its subsidiaries, taken as a whole;
(b)    any damage, destruction or loss, whether or not covered by insurance, that is material to the Company or its subsidiaries, taken as a whole;
(c)    any waiver by the Company of a valuable right or of a material debt owed to it;
(d)    any change or amendment to an agreement by which the Company or any of its assets or properties is bound or subject that is material to the Company or its subsidiaries, taken as a whole;
(e)    any loans made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;
(f)    any resignation or termination of any executive officer or key employee of the Company, and the Company has not received any notice in writing of any impending resignation or termination of employment of any such officer or key employee;
(g)    any material change in any compensation arrangement or agreement with any executive officer, director or stockholder;
(h)    any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;
(i)    any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that is not material to the business, properties, prospects or financial condition of the Company;
(j)    any declaration, setting aside or payment or other distribution in respect of any of the Company’s capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such stock by the Company;

(k)    any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for Taxes not yet due or payable, or being contested in good faith by appropriate proceedings and for which reserves have been established in accordance with the Accounting Principles;
(l)    to the Knowledge of the Company, any other event or condition of any character that is material to the Company or its subsidiaries, taken as a whole; or
(m)    any agreement or commitment by the Company to do any of the things described in this Section 3.6.
3.7    Accounts Receivable; Inventory.
(a)    All of the accounts receivable, whether billed or unbilled, of the Company and its subsidiaries (i) arose in the ordinary course of business, (ii) are carried at values determined in accordance with the Company’s internal accounting policies and procedures consistently applied and (iii) do not represent obligations for goods sold on consignment, on approval or on a sale or return basis or subject to any other repurchase or return arrangement. No Person has any lien or encumbrance on any accounts receivable of the Company and its subsidiaries.
(b)    The inventory set forth in the Current Balance Sheet was determined in accordance with the Company’s internal accounting policies and procedures. Since the Balance Sheet Date, the inventory of the Company and its subsidiaries has been maintained in the ordinary course of business. All such inventory is owned free and clear of all liens and encumbrances. Subject to any reserves for obsolete inventory determined in accordance the Company’s internal accounting policies and procedures set forth therein, all of the inventory recorded in the Pro Forma Financials consist of, items of a quality usable or saleable in the ordinary course of business. The values at which inventory is carried reflect the inventory valuation policy of the Company, which is consistent with its past practices and in accordance with internal accounting policies and procedures in all material respects.
3.8    Material Contracts.
(a)    Except for the agreements explicitly contemplated hereby, there are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company or any of its subsidiaries or, with respect to the Business, Logitech or any of its affiliates, is a party or by which it is bound which may involve:
(i)    payments to the Company or any of its subsidiaries, or Logitech or any of its affiliates, in excess of $500,000 during the twelve (12) month period prior to the date of this Agreement and any agreements in effect on the date of this Agreement that involve obligations of the Company or any of its subsidiaries in excess of $150,000 for the twelve (12) month period following the date of this Agreement, other than any reseller, referral, joint marketing agreements containing minimum commitment provisions that may exceed $150,000 for such twelve (12) month period;
(ii)    any employment or consulting Contract with an employee or individual consultant or salesperson or consulting or sales Contract with a firm or organization to provide services to the Company or any of its subsidiaries, or Logitech or any of its affiliates, with the salary or contract value in excess of $150,000 during the twelve (12) month period prior to the date of this Agreement, other than any offer letters entered into in the ordinary course of business that do not contain any severance obligations;

(iii)    any reseller, referral, joint marketing, or other agreements that involve the sharing of profits, in each case involving in excess of $500,000 during the twelve (12) month period prior to the date of this Agreement or for the twelve (12) month period following the date of this Agreement, other than any reseller, referral, joint marketing agreements containing minimum commitment provisions that may exceed $150,000 for such twelve (12) month period;
(iv)    any agreement that materially restricts the ability of the Company or any of its subsidiaries to conduct the Business, or compete with any Person in any geographical area;
(v)    any agreement to exclusively negotiate or deal with, or grant a right of first refusal or first offer to, any person;
(vi)    any lease of real property;
(vii)    other than the Agreements, any agreement between the Company or any of its subsidiaries on one hand, and Logitech or any of its affiliates on the other hand;
(viii)    any agreement that as a result of the execution of the Agreements by the Company or any of its subsidiaries, or Logitech or any of its affiliates, would require the Company or any of its subsidiaries, or Logitech or any of its affiliates, to provide notice to another Person, or would otherwise give rise to any additional rights or obligations under such agreement;
(ix)    any agreement relating to the settlement of any action, suit, claim, or proceeding, in each case exceeding $500,000 or pursuant to which the Company or any of its subsidiaries, or Logitech or any of its affiliates, will have any material obligation (other than as to confidentiality) after the date of this Agreement;
(x)    other than the Restructuring Plan, any employment, contractor or consulting agreement granting any severance or termination pay not required by Law at or over $75,000, to any employee, individual consultant or any contractor;
(xi)    any mortgages, indentures, guarantees, loans or credit agreements, or security agreements relating to the borrowing of money or extension of credit;
(xii)    any agreement that includes a “most favored nation” or similar clause;
(xiii)    any joint venture, partnership, or other similar agreements; or
(xiv)    any other agreement that is material to the Business to which the Company or its subsidiaries, is a party or by which it is bound.
(b)    True, correct and complete copies of each contract disclosed in the Company Schedule of Exceptions, or required to be disclosed pursuant to this Section 3.8 or Section 3.9 of this Agreement (each, a “Material Contract”, collectively the “Material Contracts”) have been made available to the Investors. All of the Material Contracts are valid, binding and in full force and effect in all material respects, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies and to general principles of equity. Neither the Company is nor, to the Knowledge of the Company, is any other party to, the Material Contracts in material default under any of such Material Contracts.

3.9    Intellectual Property.
(a)    Company Registered IP. Section 3.9(a) of the Company Schedule of Exceptions lists all of the following items of Company Intellectual Property (collectively, the “Company Registered Intellectual Property”): (a) all registered Trademarks and Trademark applications; (b) all Patents (including patent applications); (c) all registered Copyrights and Copyright applications; and (d) Domain Names, in each case listing, as applicable, (I) the name of the applicant/registrant and current owner, (II) the jurisdiction of the application/registration, (III) the application or registration number, and (IV) any proceedings or actions in which the Company or any of its subsidiaries, or Logitech or any of its affiliates, is a party before any court or tribunal (including the United States Patent and Trademark Office (the “PTO”) or equivalent authority anywhere in the world) related thereto. All registration, maintenance and renewal-related actions currently due in connection with such Company Registered Intellectual Property have been timely taken. To the Knowledge of the Company, none of the Company Registered Intellectual Property is invalid or unenforceable (other than with respect to pending applications therefor), and to the Knowledge of the Company there are no facts or circumstances that would render any Company Registered Intellectual Property invalid or, except with respect to pending applications, unenforceable.
(b)    Company Intellectual Property. All Company Intellectual Property is owned exclusively by the Company or its subsidiaries free and clear of all liens and encumbrances other than nonexclusive licenses of the same granted in the ordinary course of the Business. As of the date of this Agreement, neither the Company or any of its subsidiaries, or Logitech or any of its affiliates is a party to any agreement, order, stipulation, nor is there any pending or, to the Knowledge of the Company, threatened claim challenging the validity or enforceability of, or contesting or, in any material manner, restricting the Company’s or any of its subsidiaries’ rights with respect to, any of the Company Intellectual Property. No Intellectual Property that was Company Intellectual Property has been transferred to a third party or licensed to a third party on an exclusive basis, and, other than in the reasonable business judgment of the Company or any of its subsidiaries, or Logitech or any of its affiliates, as applicable, no Intellectual Property that was material Company Intellectual Property has been permitted to lapse or enter the public domain. All Company Intellectual Property will be fully transferable, alienable and licensable by the Company immediately following the date of this Agreement, without restriction and without payment of any kind to any Person.
(c)    Company Products. Section 3.9(c) of the Company Schedule of Exceptions contains a complete and accurate list of all currently commercially available Company Products by name.
(d)    Company Intellectual Property Agreements. Sections 3.9(d)(i) and (ii) (as applicable) of the Company Schedule of Exceptions contain a complete and accurate list of all agreements as of the date of this Agreement to which the Company or any of its subsidiaries, or, with respect to the Business, Logitech or any of its affiliates is a party or bound by (i) under which the Company or any of its subsidiaries or, with respect to the Business, Logitech or any of its affiliates, is granted a right or license to any third party’s Intellectual Property, other than (A) licenses and related services agreements for generally commercially available Technology, (B) non-disclosure agreements, (C) licenses to Open Source Software (collectively, such agreements, “In-Licenses”), or (D) licenses of Logitech or any of affiliates which are either not material for the conduct of the Business or for which the Company or any of its subsidiaries have independently obtained on the same or substantially similar terms in all material respects or (ii) under which a third party has been granted any licenses or rights under any material Company Intellectual Property, other than non-exclusive customer, developer, and reseller licenses, non-disclosure agreements, and other nonexclusive license agreements, in each case, entered into in the ordinary course of business consistent with past practices, and that do not grant any rights with respect to any source code that embodies any

Company Intellectual Property (collectively, all such agreements under (ii) “Out-Licenses”, and together with In-Licenses, the “Company Intellectual Property Agreements”).
(e)    Protection of Confidential Information; Invention Assignment. Each of the Company and each of its subsidiaries and, with respect to the Business, Logitech and each of its affiliates has at all times taken reasonable and appropriate steps (including by implementing trade secret and confidentiality procedures with respect to employees, consultants and third parties), consistent with industry standards or required by all applicable laws and contractual obligations, to protect and preserve the confidentiality of material Confidential Information (including Customer Data and Personal Data), including such Confidential Information they are obligated by third parties to protect, and, to the Knowledge of the Company, there has been no misappropriation of its Trade Secrets by any Person. In each case in which Company or any of its subsidiaries, or Logitech or any of its affiliates, has engaged any employee, consultant or any other Person to develop or create any Technology for the Company or any of its subsidiaries, or otherwise any Technology embodying any Company Intellectual Property, the Company, its subsidiary, Logitech or its affiliate, if applicable, has obtained sole and exclusive ownership of all Intellectual Property in or to such Technology so developed, by operation of law or by a valid and enforceable assignment sufficient to irrevocably transfer all Intellectual Property in or to such Technology thereto, and all moral rights in relation to such Technology have been waived in favor thereof.
(f)    Non-Infringement. To the Knowledge of the Company, none of the Company’s or any of its subsidiaries’, or Logitech’s or any of its affiliates’, operation of the Business, or such Person’s making or selling Company Products, is infringing upon or otherwise violating, or has infringed, misappropriated or otherwise violated, in any respect, the Intellectual Property of any third party, or is constituting unfair competition or trade practices under the laws of any applicable jurisdiction. As of the date of this Agreement, there is no Intellectual Property infringement suit, claim, action, investigation or proceeding made, conducted or brought by a third party that has been served upon or, to the Knowledge of the Company, filed or threatened with respect to the operation of the Business by the Company, any of its subsidiaries, Logitech or any of its Affiliates. The operation of the Business as conducted as of and immediately following the Closing by the Company and its subsidiaries does not infringe or violate, in any respect the Intellectual Property of Logitech or any of its affiliates. To the Knowledge of the Company, no Person is infringing or violating any Company Intellectual Property.
(g)    Security Measures. To the extent customers of the Company or any of its subsidiaries use any Company Product to store Personal Data, the Company or a Company subsidiary secures such Personal Data as required by the Contract with such customer for such Company Product. The Company has not received any notices of a security breach of the systems of Company’s hosting service providers for Company Products, and to the Knowledge of the Company, there has been no misappropriation, as maintained by or on behalf of the Company, any of its subsidiaries, Logitech, or any of its affiliates, of any of the foregoing, by any Person.
(h)    Open Source Software. Section 3.9(h) of the Company Schedule of Exceptions lists all Open Source Software that is or has been incorporated into, linked with, distributed with, or material to the development of any currently commercially available Company Product in any way, or from which any part of any such Company Product has been derived, and also lists the applicable license terms for each such item of Open Source Software. With respect to any Open Source Software that has been used by the Company or any of its subsidiaries or, with respect to any Company Product, Logitech or any of its affiliates, such Person is (and, as applicable, has been) in compliance with all applicable agreements and prudent business practices with respect thereto. None of the Company, any of its subsidiaries, Logitech or any of its affiliates has used or distributed Open Source Software in any manner that (i) requires the disclosure or distribution in source code form of any Company Intellectual Property or any portion of any Company Product other than such Open Source Software itself, (ii) requires the licensing of any Company Intellectual Property, or any portion of any Company Product other than such Open Source Software itself, for the purpose of making derivative works, (iii) imposes any restriction on the consideration to be charged for the distribution of any Company Intellectual Property, or any portion of any Company Product other than such Open Source Software itself or (iv) or grants to any third party, any rights or immunities under Company Intellectual Property.
(i)    Source Code. No source code for any Company Product (other than third party Open Source Software) has been provided or licensed by the Company or any of its subsidiaries or Logitech or any of its affiliates to any third party (including any escrow agent), other than the disclosure of Company Source Code to employees and consultants of the Company or its affiliates in the ordinary course of business, subject to commercially reasonable confidentiality restrictions, and none of the Company or any of its Subsidiaries, or Logitech or its Affiliates has any obligation to do any of the foregoing.
(j)    Bugs. Section 3.9(j) of the Company Schedule of Exceptions sets forth the Company’s current (as of the date hereof) list of known bugs maintained by its development or quality control groups with respect to any of the Company Products in the ordinary course of business.
(k)    Contaminants. None of the Company, any of its subsidiaries, Logitech, or any of its affiliates has included in any Company Products any “back door,” “time bomb,” “Trojan horse,” “worm,” “drop dead device,” “virus” or other software routines or hardware components that permit unauthorized access or the unauthorized disablement or erasure of Company Products or any other Technology (“Contaminants”). The Company and its subsidiaries and, with respect to the Business, Logitech and its affiliates, have taken commercially reasonable steps to protect the information technology systems used in connection with the operation of the Business from Contaminants.
(l)    Personal Data and Customer Data. Section 3.9(l) of the Company Schedule of Exceptions sets forth the categorical types of Personal Data that have been collected, processed, transmitted, stored and used by the Company and its Subsidiaries (or, if applicable, Logitech on behalf of the Company and its Subsidiaries) in connection with the operation of the Business in the European Union. The Company and its subsidiaries, and, with respect to the Business, Logitech and its affiliates, have complied in all respects with each Company Privacy Policy, and all applicable laws and contractual requirements pertaining to the collection, storage, transfer, retention, disposal and any other processing of any Personal Data and Customer Data (“Privacy Requirements”). Neither the transfer to Company or any of its subsidiaries, the consummation of the transactions contemplated by any of the Agreements, or the Company’s or any of its subsidiaries’ possession or use (as such information has been used in connection with the Business), of any Personal Data or Customer Data will, as a result of the consummation of the transactions contemplated by the Agreements, result in any violation of any Privacy Requirements.

3.10    Sufficiency.  Except as set forth in Section 3.10 of the Company Schedule of Exceptions, and except for those services and assets the benefit of which the Company will receive pursuant to, and for the duration of, the Intellectual Property Agreement and the Transition Services Agreement (provided that the Company exercises the remedies afforded under any such separate agreement), immediately following the Closing the Company will own, or otherwise have the rights to possess and use, all assets, tangible or intangible, that were being used or held for use by the Company or any of its subsidiaries or, with respect to their operation of the Business, Logitech or any of its affiliates, immediately prior to the Closing, and such assets are sufficient for the Company and its subsidiaries to operate the Business immediately following the Closing in the same manner in which such Business was conducted immediately prior to the Closing; provided, that the foregoing is not a representation or warranty of non-infringement of Intellectual Property of a third party.
3.11    Title to Properties and Assets; Liens.  Neither the Company nor any of its subsidiaries owns any real property, nor has the Company or any of its subsidiaries ever owned any real property, other than leasehold interests entered into in the ordinary course of business. The Company and each of its subsidiaries has good and marketable title to its properties and assets, and has good title to all its leasehold interests, in each case subject to no material mortgage, pledge, lien, lease, encumbrance or charge, other than (i) liens for current Taxes not yet due and payable, or being contested in good faith by appropriate proceedings and for which reserves have been established in accordance with the Accounting Principles, (ii) liens imposed by law and incurred in the ordinary course of business for obligations not past due, (iii) liens in respect of pledges or deposits under workers’ compensation laws or similar legislation, and (iv) liens, encumbrances and defects in title which do not in any case materially detract from the value of the property subject thereto and which have not arisen otherwise than in the ordinary course of business. With respect to the property and assets it leases, the Company and each of its subsidiaries is in compliance with such leases in all material respects and, to the Knowledge of the Company, holds a valid leasehold interest free of any liens, claims or encumbrances, subject to clauses (i)-(iv) above. To the Knowledge of the Company, there is not, under any of such leases, any existing default (or event that with notice or lapse of time, or both, would constitute a default) which would be material to the operation of the business of the Company and its subsidiaries, taken as a whole, and no rent is past due. Neither the Company nor any of its subsidiaries has received any notice of a default, alleged failure to perform, or any offset or counterclaim with respect to any such lease that has not been fully remedied and withdrawn. All material items of equipment owned or leased by the Company or any of its subsidiaries are (i) sufficient for the conduct of the business of the Company and its subsidiaries as currently conducted and (ii) in good working condition.
3.12    Compliance with Other Instruments.  The Company is not in violation of (i) any term of its certificate of incorporation or bylaws, each as amended to date, or (ii) in any material respect, of any term or provision of any Material Contract, judgment, order or decree, in each case to which it is party or by which it is bound. The Company is not in material violation of any federal or state statute, rule or regulation applicable to the Company. The execution and delivery of the Agreements by the Company, the performance by the Company of its obligations pursuant to the Agreements (including the Restructuring Plan), and the issuance of the Original Issue Shares, and the Conversion Shares, will not result in any violation of, or conflict with, or constitute a material default under, or give rise to the acceleration of any right under or any obligation to provide any notice pursuant to, the Company’s certificate of incorporation or bylaws, each as amended to date, or any of its Material Contracts, nor, to the Knowledge of the Company, result in the creation of any material mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets. The Company has avoided every condition, and has not performed any act, the occurrence of which would result in the Company’s loss of any material right granted under any license, distribution agreement or other agreement. Following the

Closing, the Company will be permitted to exercise all of its rights under its Material Contracts without payment of any additional amounts or consideration other than ongoing fees, royalties or payments that the Company would otherwise be required to pay pursuant to the terms of such agreements had the issuance and sale of the Series B Preferred not occurred.
3.13    Litigation.  There are no actions, suits, claims, proceedings or investigations pending, or to the Knowledge of the Company, threatened, against the Company or any of its subsidiaries or their respective properties before any court or governmental agency that, either individually or in the aggregate, if determined adversely to the Company, would or could reasonably be expected to be material to the Company. Neither the Company nor its subsidiaries is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. Neither the Company or its subsidiaries nor, to the Knowledge of the Company, any of their respective officers or directors is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality (in the case of officers or directors, such as would affect the Company or its subsidiaries). There is no action, suit, proceeding or investigation by the Company or any of its subsidiaries pending or which the Company or any of its subsidiaries intends to initiate. Schedule 3.13 includes a description of all material actions, suits, claims, proceedings and investigations involving the Company occurring, arising or existing during the past three (3) years.
3.14    Governmental Consent.  No consent, waiver, approval or authorization of or registration, designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Original Issue Shares and the Conversion Shares, or the consummation of any other transaction contemplated by this Agreement, except (i) filing of the Restated Certificate with the office of the Secretary of State of the State of Delaware, (ii) the filing of such notices as may be required under the Securities Act of 1933, as amended (the “Securities Act”) and (iii) such filings as may be required under applicable state securities laws.
3.15    Governmental Authorization.  Each consent, license, permit, grant or other authorization from any Governmental Entity (a) pursuant to which the Company currently operates or holds any interest in any of its properties, or (b) that is required for the operation of the Company’s business as currently conducted (collectively, “Company Authorizations”) has been issued or granted to the Company or the Company believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business.
3.16    Permits.  Each of the Company and its subsidiaries has all material franchises, permits, licenses, and any similar authority necessary for the conduct of the Business as now being conducted by it, and believes it can obtain, without undue burden or expense, any similar authority for the conduct of the Business as currently proposed to be conducted. Neither the Company nor any of its subsidiaries is in default in any material respect under any of such franchises, permits, licenses or other similar authority.
3.17    Offering.  Subject to the accuracy of the Investors’ representations and warranties in Section 5, the offer, sale and issuance of the Original Issue Shares to be issued in conformity with the terms of this Agreement and the issuance of the Conversion Shares, constitute transactions exempt from the registration requirements of Section 5 of the Securities Act and from the registration or qualification requirements of applicable state securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

3.18    Registration and Voting Rights.  Except as set forth in the Rights Agreement, the Company is presently not under any obligation and has not granted any rights to register under the Securities Act any of its presently outstanding securities or any of its securities that may hereafter be issued. Except as contemplated in the Voting Agreement, no stockholder of the Company has entered into any agreements with respect to the voting of capital shares of the Company.
3.19    Brokers or Finders.  Neither the Company nor any of its subsidiaries has incurred, or will incur, directly or indirectly, as a result of any action taken by the Company or its subsidiaries, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any of the transactions contemplated hereby.
3.20    Tax Returns and Payments.  For purposes of this Section 3.20, references to the Company include any subsidiaries of the Company.
(a)    The Company has timely filed all income and other material Tax Returns required to be filed by it with appropriate federal, state and local governmental agencies, and each such income and other material Tax Return is true, correct and complete in all material respects.
(b)    The Company has timely paid all income and other material Taxes, whether or not shown to be due and payable on any Tax Returns.
(c)    The Pro Forma Financials reflect in accordance with the Accounting Principles all liabilities for unpaid Taxes of the Company for periods (or portions of periods) through the Balance Sheet Date. The Company has no liability for unpaid Taxes accruing after the Balance Sheet Date except for Taxes arising in the ordinary course of business or in connection with the transactions contemplated by this Agreement subsequent to the Balance Sheet Date.
(d)    There is (i) no claim for Taxes being asserted in writing or otherwise to the Company’s Knowledge against the Company that has resulted in an encumbrance against the property of the Company other than such encumbrance for Taxes not yet due and payable, or being contested in good faith through appropriate proceedings and for which reserves have been established in accordance with the Accounting Principles, (ii) no audit of, or Tax controversy associated with, any Tax Return of the Company being conducted by a Tax authority, (iii) no extension or waiver currently in effect of any statute of limitations on the assessment of any material Taxes granted by the Company, and (iv) no agreement to any extension of time for filing any Tax Return which has not been filed, other than automatic extensions. No written claim has ever been made by any Governmental Entity in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction.
(e)    The Company is not a party to or bound by any Tax sharing, Tax indemnity or Tax allocation agreement, and the Company does not have any liability or potential Liability to another Person under any such agreement, other than any commercial agreement entered into in the ordinary course of business or any lending agreement the primary purpose of which is unrelated to Taxes.
(f)    Neither the Company nor any predecessor of the Company has ever been a member of a consolidated, combined, unitary or aggregate group of which the Company or any predecessor of the Company was not the ultimate parent corporation.
(g)    The Company will not be required to include any item of income in, or exclude any item of deduction from, Taxable income for any Taxable period (or portion thereof) ending after the Closing as a result of (i) any change in accounting method for a taxable period ending on or before the Closing (ii) use of an improper method of accounting for a taxable period ending on or prior to the Closing (iii) any “closing agreement” as described in Section 7121 of the Code (or any similar provision of state or local tax law) entered into prior to the Closing, or (iv) any election under Section 108(i) of the Code.
(h)    The Company has not entered into a listed transaction as defined in Section 6707A of the Code and Treasury Regulations Section 1.6011-4(b)(2).
(i)    The Company has not distributed stock of another Person or had its stock distributed by another Person, in a transaction that was intended to be governed in whole or in part by Section 355 of the Code.
3.21    Corporate Documents.  The Restated Certificate and bylaws of the Company are in the form provided to counsel for the Investors. The Company has provided to Investors’ counsel complete and correct minutes of all meetings of directors and stockholders and all actions by written consent without a meeting by the directors and stockholders since its incorporation.
3.22    Restructuring Plan.  All corporate action on the part of the Company and its subsidiaries and their respective directors, officers and stockholders necessary for the authorization by the Company and its subsidiaries of the Restructuring Plan has been taken prior to the Closing. Neither the Company nor any of its subsidiaries is in violation of any term of the Restructuring Plan. The terms of the Restructuring Plan do not violate any federal or state statute, rule or regulation applicable to the Company or any of its subsidiaries in any material respect.
3.23    Employees.
(a)    Section 3.23(a) of the Company Schedule of Exceptions contains a list of the name of each current officer and employee of the Company (each such employee, a “Company Employee”), together with (i) dates of employment (ii) each such person’s job title, (iii) location of employment (iv) annual base salary or wages; (v) total anticipated earning; (vi) current accrued but unused vacation; (vii) visa status; (viii) notice or severance payment required upon termination; and (ix) exemption status. The Company is not delinquent in payments to any of its employees (including any Company Employee) for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for the Company or amounts required to be reimbursed to such employees. Within the last three (3) years, no labor union or any representative thereof represents, or has made any attempt to organize or represent, employees of the Company. The Company is not a party to any collective bargaining agreements, letters of understanding or similar agreements. There are no strikes or lockouts or work stoppages or slowdowns pending or, to the Knowledge of the Company, threatened against the Company. The Company is not currently engaged in any labor negotiation. No officer or key Company Employee, to the Knowledge of the Company, has any plan or intention to terminate his or her employment. All Company Employees work in the United States and are either United States citizens or permanent residents of the United States. No Company Employee is currently on a leave of absence.
(b)    The Company: (i) is in compliance, and has been in such compliance at all times, in all material respects with all applicable laws, orders, rulings, decrees, judgments or arbitration awards of any arbitrator or any court or other Governmental Entity respecting employment, employment practices, terms and conditions of employment, wages, hours or other labor-related matters, including laws, orders, rulings, decrees, judgments and awards relating to discrimination, wages and hours, including the proper classification of workers as independent contractors and consultants, labor relations, leave of absence requirements, occupational health and safety, privacy, harassment, retaliation, immigration, accessibility, workers compensation, wrongful termination or violation of the personal rights of Company Employees or prospective employees; (ii) has withheld and reported all material amounts required by any law or contract to be withheld and reported with respect to wages, salaries and other payments to any Company Employee; (iii) has no material liability for any arrears of wages or any Taxes or any penalty for failure to comply with any of the foregoing; and (iv) has no material liability for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Entity with respect to unemployment compensation benefits, social security or other benefits or obligations for any Company Employee (other than routine payments to be made in the normal course of business and consistent with past practice).
(c)    Section 3.23(c) of the Company Schedule of Exceptions accurately sets forth, with respect to each Person who was an independent contractor of the Company over the last three (3) years: (i) the name of such independent contractor; (ii) the date as of which such independent contractor was originally engaged by the Company; (iii) (as applicable) the date such engagement ended or the date such engagement is scheduled to end; (iv) location of services provided; (v) description of services; (vi) pay arrangement, including aggregate pay; and (vii) any notice or pay required upon termination. No contractor of the Company could be deemed to be a misclassified employee. No independent contractor is eligible to participate in any Company Employee Program. The Company has never had any temporary or leased employees that were not treated and accounted for in all respects as employees of the Company.
(d)    No current or former employee or contractor of the Company could be deemed to be misclassified as exempt from the hours of work and overtime requirements of applicable employment standards legislation.
3.24    Employee Benefit Plans.
(a)    Section 3.24(a) of the Company Schedule of Exceptions sets forth a true, complete and correct list of every Employee Program that is maintained by the Company or with respect to which the Company has or may have any liability (the “Company Employee Programs”).
(b)    True, complete and correct copies of the following documents, with respect to each Company Employee Program, where applicable, have previously been delivered to the Investors: (i) all documents embodying or governing such Company Employee Program and any funding medium for the Company Employee Program; (ii) the most recent IRS determination or opinion letter; (iii) the most recently filed IRS Form 5500; (iv) the most recent actuarial valuation report; (v) the most recent summary plan description (or other descriptions provided to employees) and all modifications thereto; and (vi) all non-routine correspondence to and from any state or federal agency.
(c)    Each Company Employee Program that is intended to qualify under Section 401(a) or 501(c)(9) of the Code is so qualified and has received a favorable determination or approval letter from the IRS with respect to such qualification, or may rely on an opinion letter issued by the IRS with respect to a prototype plan adopted in accordance with the requirements for such reliance, or has time remaining for application to the IRS for a determination of the qualified status of such Company Employee Program for any period for which such Company Employee Program would not otherwise be covered by an IRS determination and, to the Knowledge of the Company, no event or omission has occurred that would cause any Company Employee Program to lose such qualification.
(d)    (i) Each Company Employee Program is, and has been operated in material compliance with applicable laws and regulations and is and has been administered in all material respects in accordance with applicable laws and regulations and with its terms. (ii) No litigation or governmental administrative proceeding, audit or other proceeding (other than those relating to routine claims for benefits) is pending or, to the Knowledge of the Company, threatened with respect to any Company Employee Program or any fiduciary or service provider thereof, and, to the Knowledge of the Company, there is no reasonable basis for any such litigation or proceeding. (iii) All material payments and/or contributions required to have been made with respect to all Company Employee Programs either have been made or have been accrued in accordance with the terms of the applicable Company Employee Program and applicable law.
(e)    No Company Employee Program is a single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) for which the Company or any ERISA Affiliate could incur liability under Section 4063 or 4064 of ERISA or a plan maintained by more than one employer as described in Section 413(c) of the Code.
(f)    Neither the Company nor any ERISA Affiliate has ever maintained any employee benefit plan that is or was subject to Title IV of ERISA, Section 412 of the Code, Section 302 of ERISA or is a Multiemployer Plan and neither the Company nor any ERISA Affiliate has incurred any liability under Title IV of ERISA that has not been paid in full.
(g)    No Company Employee Program provides health care or any other non-pension benefits to any employees after their employment is terminated (other than as required by Part 6 of Subtitle B of Title I of ERISA or similar state law) and the Company has never promised to provide such post-termination benefits.
(h)    Each Company Employee Program may be amended, terminated, or otherwise modified by the Company to the greatest extent permitted by applicable law, including the elimination of any and all future benefit accruals thereunder and no employee communications or provision of any Company Employee Program has failed to effectively reserve the right of the Company or the ERISA Affiliate to so amend, terminate or otherwise modify such Company Employee Program. Neither the Company nor any of its ERISA Affiliates has announced its intention to modify or terminate any Company Employee Program or adopt any arrangement or program which, once established, would come within the definition of a Company Employee Program. Each asset held under each Company Employee Program may be liquidated or terminated without the imposition of any redemption fee, surrender charge or comparable liability.
(i)    Each Company Employee Program that constitutes in any part a nonqualified deferred compensation plan within the meaning of Section 409A of the Code (each, a “NQDC Plan”) has been operated and maintained in material accordance with Section 409A of the Code and applicable guidance thereunder. No payment to be made under any Company Employee Program is, or to the Knowledge of the Company, will be, subject to the penalties of Section 409A(a)(1) of the Code.
(j)    Neither the execution and delivery of this Agreement, the shareholder approval of this Agreement, nor the consummation of the transactions contemplated hereby could (either alone or in conjunction with any other event) (i) result in, or cause the accelerated vesting payment, funding or delivery of, or increase the amount or value of, any payment or benefit to any employee, officer, director or other service provider of the Company or any of its ERISA Affiliates; (ii) limit the right of the Company or any of its ERISA Affiliates to amend, merge, terminate or receive a reversion of assets from any Company Employee Program or related trust; (iii) result in any “parachute payment” as defined in Section 280G(b)(2) of the Code (whether or not such payment is considered to be reasonable compensation for services rendered); or (iv) result in a requirement to pay any Tax “gross-up” or similar “make-whole” payments to any employee, director or consultant of the Company or an ERISA Affiliate.
(k)    No Company Employee Program, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 162(m) of the Code or any other provision of the Code or any similar foreign law, as a result of the transactions contemplated by this Agreement alone or together with any other event.
(l)    For purposes of this Agreement:
(i)    “Employee Program” means (A) an employee benefit plan within the meaning of Section 3(3) of ERISA whether or not subject to ERISA; (B) stock option plans, stock purchase plans, bonus or incentive award plans, severance pay plans, programs or arrangements, deferred compensation arrangements or agreements, employment agreements, executive compensation plans, programs, agreements or arrangements, change in control plans, programs or arrangements, supplemental income arrangements, vacation plans, and all other employee benefit plans, agreements, and arrangements, not described in (A) above; and (C) plans or arrangements providing compensation to employee and non-employee directors. In the case of a Company Employee Program funded through a trust described in Section 401(a) of the Code or an organization described in Section 501(c)(9) of the Code, or any other funding vehicle, each reference to such Employee Program shall include a reference to such trust, organization or other vehicle.
(ii)    “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
(iii)    An entity is an “ERISA Affiliate” of the Company if it would have ever been considered a single employer with the Company under Section 4001(b) of ERISA or part of the same “controlled group” as the Company for purposes of Section 302(d)(3) of ERISA.
(iv)    An entity “maintains” an Employee Program if such entity sponsors, contributes to, or provides benefits under or through such Employee Program, or has any obligation to contribute to or provide benefits under or through such Employee Program, or if such Employee Program provides benefits to or otherwise covers current or former employee, officer or director of such entity (or their spouses, dependents, or beneficiaries).
(v)    “Multiemployer Plan” means an employee pension or welfare benefit plan to which more than one unaffiliated employer contributes and which is maintained pursuant to one or more collective bargaining agreements.
3.25    Environmental and Safety Laws.  To the Knowledge of the Company, neither the Company nor any of its subsidiaries is in material violation of any applicable statute, law, or regulation relating to the environment or occupational health and safety, and to the Knowledge of the Company, no material expenditures are or will be required in order to comply with any such existing statute, law, or regulation.
3.26    Compliance with Laws.  Each of the Company and its subsidiaries is, and for the past three (3) years has been, in compliance in all material respects with all applicable laws to which the Company and its subsidiaries, their respective properties and assets and the respective business and marketing and sales activities, as currently conducted, are subject. Neither the Company nor its subsidiaries has received any notice (whether formal or informal, including without limitation whistleblower or similar complaints) of any violation with respect to any applicable law.

3.27    Insurance.  Section 3.27 of the Company Schedule of Exceptions lists all material insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company or any of its subsidiaries, including the type of coverage, the carrier, the amount of coverage, the term and the annual premiums of such policies, in each case that are maintained by the Company or its subsidiaries. There is no material claim by the Company or any of its subsidiaries pending under any of such policies or bonds as to which coverage has been denied or disputed, or to the Knowledge of the Company, will be denied or disputed, by the underwriters of such policies or bonds. In addition, there is no pending claim for which the total value (inclusive of defense expenses) the Company or any of its subsidiaries expects to exceed the policy limits. All premiums due and payable under all such policies and bonds have been paid (or if installment payments are due, will be paid if incurred prior to the Closing), and each of the Company and its subsidiaries is otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). To the Knowledge of the Company, neither it nor any of its subsidiaries has been threatened termination of, or premium increase with respect to, any of such policies. Neither the Company nor any of its subsidiaries has ever maintained, established, sponsored, participated in or contributed to any self-insurance plan.
3.28    Customers and Suppliers.
(a)    Neither the Company nor any of its subsidiaries, nor, with respect to the Business, Logitech or any of its affiliates, has any outstanding material disputes concerning its products and/or services with any customer, dealer, reseller, sales representative, OEM or distributor who, in the year ended March 31, 2015 or as of the Balance Sheet Date was one of the 20 largest sources of revenues for the Company and its subsidiaries, taken as a whole, measured by dollar volume paid or payable by such customer (each, a “Significant Customer”). Each Significant Customer is listed on Section 3.28(a) of the Company Schedule of Exceptions. Neither the Company nor any of its subsidiaries, nor, with respect to the Business, Logitech or any of its affiliates, has received any written, or to the Knowledge of the Company, oral information from any Significant Customer that such customer shall terminate or materially reduce its relationship as a customer of the Company or such subsidiary, whether after the Closing or otherwise, or that such customer intends to terminate or materially modify, in a manner materially adverse to the Company or any of its subsidiaries, existing agreements with the Company or such subsidiary.
(b)    Neither the Company nor any of its subsidiaries, nor, with respect to the Business, Logitech or any of its affiliates, has any outstanding material dispute concerning products and/or services provided by any supplier, ODM or contract manufacturer who, in the year ended March 31, 2015 or as of the Balance Sheet Date was one of the 20 largest suppliers of products and/or services to the Company and its subsidiaries, taken as a whole, measured by dollar volume of purchases from such suppliers (each, a “Significant Supplier”). Each Significant Supplier is listed on Section 3.28(b) of the Company Schedule of Exceptions. Neither the Company nor any of its subsidiaries, nor, with respect to the Business, Logitech or any of its affiliates, has received any written, or to the Knowledge of the Company, oral information from any Significant Supplier that such supplier shall terminate or materially reduce its relationship as a supplier to the Company or such subsidiary, whether after the Closing or otherwise, or that such supplier intends to terminate or materially modify, in a manner materially adverse to the Company or any of its subsidiaries, existing agreements with the Company or such subsidiary.

3.29    Interested Party Transactions.  Except as set forth in Section 3.29 of the Company Schedule of Exceptions, no officer or director of the Company or any of its subsidiaries, and to the Knowledge of the Company, no employee of the Company or any immediate family member of any of such Persons or any trust, partnership or corporation in which any of such Persons has an interest (each, an “Interested Party”), has, directly or indirectly, (i) any interest in any Person that furnished or sold, or furnishes or sells, services, products, or technology that the Company or any of its subsidiaries furnishes or sells, or proposes to furnish or sell; (ii) any interest in any Person that purchases from or sells or furnishes to the Company or any of its subsidiaries, any goods or services; or (iii) any interest in, or is a party to, any agreement to which the Company or any of its subsidiaries is a party or by which any properties or assets of the Company or any of its subsidiaries are bound or has, to the Knowledge of the Company, any right or claim against the Company or any of its subsidiaries or any of their respective assets; provided, however, that ownership of no more than five percent (5%) of the outstanding voting stock of a publicly traded corporation shall not be deemed to be an “interest in any Person” for purposes of this Section 3.29.
3.30    Export Controls and Economic Sanctions.
(a)    To the Knowledge of the Company, the Company, its predecessors, and its current and former subsidiaries are in compliance, in all material respects, with all applicable trade laws, including import and export control laws, trade embargoes, and anti-boycott laws, and, except as specifically authorized by a Governmental License, license exception, or other permit or applicable authorization of a Governmental Authority, or except as set forth on Section 3.30(a) of the Company Schedule of Exceptions, have not:
(i)    exported, reexported, transferred, or brokered the sale of any goods, services, technology, or technical data to any destination to which, or individual for whom, a license or other authorization is required under the U.S. Export Administration Regulations (the “EAR,” 15 C.F.R. § 730 et seq.), the International Traffic in Arms Regulations (the “ITAR,” 22 C.F.R. § 120 et seq.), or the U.S. economic sanctions administered by the Office of Foreign Assets Control (“OFAC,” 31 C.F.R. Part 500 et seq.);
(ii)    exported, reexported, or transferred any goods, services, technology, or technical data to, on behalf of, or for the benefit of any person or entity (i) designated as a Specially Designated National or appearing on OFAC’s Consolidated Sanctions List, or (ii) on the Denied Persons, Entity, or Unverified Lists of the Bureau of Industry and Security, or (iii) on the Debarred List of the Directorate of Defense Trade Controls (if applicable);
(iii)    exported any goods, services, technology, or technical data that have been or will be used for any purposes associated with nuclear activities, missiles, chemical or biological weapons, or terrorist activities, or that have been or will be used, transshipped or diverted contrary to applicable U.S. trade controls;
(iv)    exported, reexported, transferred, or imported any goods, services, technology, or technical data to or from Cuba, Crimea, Iran, Libya, North Korea, Syria, or Sudan during a time at which such country/region and/or its government was subject to U.S. trade embargoes under OFAC regulations, the EAR, or any other applicable statute or Executive Order;
(v)    manufactured any defense article as defined in the ITAR, including within the United States and without regard to whether such defense article was subsequently exported, without being registered and in good standing with the Directorate of Defense Trade Controls, U.S. Department of State;

(vi)    imported any goods except in full compliance with the import and Customs laws of the United States, including but not limited to Title 19 of the United States Code, Title 19 of the Code of Federal Regulations, and all other regulations administered or enforced by the Bureau of Customs and Border Protection; or
(vii)    violated the antiboycott prohibitions, or failed to comply with the reporting requirements, of the EAR (15 C.F.R. § 760) and the Tax Reform Act of 1976 (26 U.S.C. § 999).
(b)    Set forth in Section 3.30(b) to the Company Schedule of Exceptions is a true and accurate table to the Knowledge of the Company identifying each of the items currently being exported by the Company and its U.S. subsidiaries, including, for each item, the correct Export Control Classification Number (under the Commerce Control List of the EAR) or United States Munitions List Category (of the ITAR), and an indication whether the item was self-classified or was the result of an agency determination.
(c)    The Company and its subsidiaries have in place adequate controls to ensure compliance with any applicable Laws pertaining the export and import of goods, services, and technology, including without limitation the EAR, the ITAR, the U.S. economic sanctions administered by OFAC, and the import and Customs laws. Neither the Company nor any of its subsidiaries has undergone or is undergoing, any audit, review, inspection, investigation, survey or examination by a Governmental Authority relating to export, import, or other trade-related activity. To the Knowledge of the Company, there are no threatened claims, nor presently existing facts or circumstances that would constitute a reasonable basis for any future claims, with respect to exports, imports, or other trade-related activity by the Company, its predecessors, or its current or former subsidiaries.
3.31    Foreign Corrupt Practice Act and Anti-Corruption.
(a)    Neither the Company, nor any of its Subsidiaries (including to the Knowledge of the Company any of their respective employees, officers or directors), has taken or failed to take any action that would cause it to be in material violation of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the UK Bribery Act 2010 (“UKBA”), any rules or regulations under these laws, or any other applicable anti-corruption or anti-kickback law or regulation, including without limitation:
(i)    the making of any offer or promise to pay, payment of, or authorization of payment of, directly or indirectly, money or anything of value to any person or Official, for the purpose of corruptly influencing an act or decision, inducing the doing or omission of any act in violation of a lawful duty, or securing an improper advantage, or the receipt of a corrupt payment or of anything of value under such circumstances;
(ii)    use of any corporate funds for any illegal contributions, gifts, entertainment or other unlawful expenses relating to political activity;
(iii)    establishment or maintenance of any unlawful fund of corporate monies or other properties;
(iv)    making of any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment of any nature.
For purposes of this Agreement, an “Official” shall include any appointed or elected official, any government employee, any political party, party official, or candidate for political office, or any officer, director or employee of any Governmental Authority or employees of state-owned or state-controlled businesses.
(b)    The Company and each of its Subsidiaries have in place controls and systems to ensure compliance with applicable Laws pertaining to anti-corruption, including the FCPA. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has undergone or is undergoing, any audit, review, inspection, investigation, or examination by a Governmental Entity relating to the FCPA, anti-corruption, or anti-kickback activity.
3.32    Disclosure.  To the Knowledge of the Company, neither the Agreements nor any other documents or certificates delivered in connection herewith, when taken as a whole, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The Company does not represent or warrant that it will achieve any financial projections provided to the Investors and represents only that such projections were prepared in good faith.
SECTION 4
REPRESENTATIONS AND WARRANTIES OF LOGITECH
Logitech hereby represents and warrants to the Investors as follows:
4.1    Organization, Good Standing and Qualification.  Logitech is a corporation duly organized and validly existing under the laws of Switzerland. Logitech has the requisite corporate power and authority to execute and deliver this Agreement and the Logitech Agreements, to sell the Secondary Shares and to perform its obligations pursuant to this Agreement.
4.2    Secondary Share Transfer.  Logitech is the sole record and beneficial owner of the Secondary Shares and the Series A Preferred, free and clear of any liens or encumbrances, other than the restrictions on transfer under U.S. state and/or federal securities laws. The Secondary Shares are not subject to any preemptive rights or rights of first refusal. Logitech has the sole right to transfer such Secondary Shares to the Investors.
4.3    Authorization.  All corporate action on the part of the Logitech necessary for the authorization, execution and delivery of this Agreement and the Logitech Agreements by Logitech, the sale and delivery of the Secondary Shares, and the performance of all of Logitech’s obligations under this Agreement and the Logitech Agreements, has been taken prior to the Closing. This Agreement and the Logitech Agreements, when executed and delivered by Logitech, shall constitute valid and binding obligations of Logitech, enforceable in accordance with their terms, except (i) as limited by laws of general application relating to bankruptcy, insolvency and the relief of debtors, (ii) as limited by rules of law governing specific performance, injunctive relief or other equitable remedies and by general principles of equity, and (iii) to the extent the indemnification provisions contained in the Agreements may further be limited by applicable laws and principles of public policy.
4.4    Governmental Consent.  No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of Logitech is required in connection with the valid execution and delivery of this Agreement (including the Restructuring Plan), or the offer or sale of the Secondary Shares or the consummation of any other transaction contemplated by this Agreement (including the Restructuring Plan), except (i) filing of the Restated Certificate with the office of the Secretary of State of the State of Delaware, (ii) the filing of such notices as may be required under the Securities Act, and (iii) such filings as may be required under applicable state securities laws.
4.5    Brokers or Finders.  Logitech has not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Logitech, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any of the transactions contemplated hereby, including but not limited to Secondary Shares.
4.6    Restructuring Plan.  All corporate action on the part of Logitech necessary for the authorization by Logitech of the Restructuring Plan has been taken. Logitech and its affiliates are not in violation of any term of the Restructuring Plan in any material respect. The terms of the Restructuring Plan do not violate any federal or state statute, rule or regulation applicable to Logitech or the Company in any material respect.
4.7    Representations Complete.  The representations and warranties made by the Company in this Agreement, as qualified by the Company Schedule of Exceptions, are true and correct in all material respects.
SECTION 5
REPRESENTATIONS AND WARRANTIES OF THE INVESTORS
Each Investor hereby, severally and not jointly, represents and warrants to the Company and Logitech as follows:
5.1    No Registration.  The Investor understands that the Shares and the Conversion Shares, have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor’s representations as expressed herein or otherwise made pursuant hereto.
5.2    Investment Intent.  The Investor is acquiring the Shares and the Conversion Shares, for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. The Investor further represents that it does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation to such person or entity or to any third person or entity with respect to any of the Shares or the Conversion Shares.
5.3    Investment Experience.  The Investor, or its purchaser representative, within the meaning of Regulation D, Rule 501(h), promulgated by the Securities and Exchange Commission (its “Purchaser Representative”), has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company and acknowledges that the Investor or its Purchaser Representative can protect its own interests. The Investor or its Purchaser Representative has such knowledge and experience in financial and business matters so that the Investor or its Purchaser Representative is capable of evaluating the merits and risks of its investment in the Company.
5.4    Speculative Nature of Investment.  The Investor understands and acknowledges that the Company has a limited financial and operating history and that an investment in the Company is highly speculative and involves substantial risks. The Investor can bear the economic risk of the Investor’s investment and is able, without impairing the Investor’s financial condition, to hold the Shares and the Conversion Shares for an indefinite period of time and to suffer a complete loss of the Investor’s investment.
5.5    Access to Data.  The Investor acknowledges that any business plans prepared by the Company have been, and continue to be, subject to change and that any projections included in such business plans or otherwise are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying the projections will not materialize or will vary significantly from actual results. The Investor also acknowledges that it is relying solely on its own counsel and not on any statements or representations of the Company or its agents for legal advice with respect to this investment or the transactions contemplated by the Investor Agreements.
5.6    Accredited Investor.  The Investor is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission under the Securities Act and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company. The Investor has furnished or made available any and all information requested by the Company or otherwise necessary to satisfy any applicable verification requirements as to “accredited investor” status. Any such information is true, correct, timely and complete.
5.7    Residency.  The residency of the Investor (or, in the case of a partnership or corporation, such entity’s principal place of business) is correctly set forth on the Schedule of Investors.
5.8    Rule 144.  The Investor acknowledges that the Shares and the Conversion Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Investor is aware of the provisions of Rule 144 promulgated under the Securities Act which permit resale of shares purchased in a private placement subject to the satisfaction of certain conditions, which may include, among other things, the availability of certain current public information about the Company; the resale occurring not less than a specified period after a party has purchased and paid for the security to be sold; the number of shares being sold during any three-month period not exceeding specified limitations; the sale being effected through a “brokers’ transaction,” a transaction directly with a “market maker” or a “riskless principal transaction” (as those terms are defined in the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder); and the filing of a Form 144 notice, if applicable. The Investor understands that the current public information referred to above is not now available and the Company has no present plans to make such information available. The Investor acknowledges and understands that notwithstanding any obligation under the Rights Agreement, the Company may not be satisfying the current public information requirement of Rule 144 at the time the Investor wishes to sell the Shares or the Conversion Shares, and that, in such event, the Investor may be precluded from selling such securities under Rule 144, even if the other applicable requirements of Rule 144 have been satisfied. The Investor acknowledges that, in the event the applicable requirements of Rule 144 are not met, registration under the Securities Act or an exemption from registration will be required for any disposition of the Shares or the underlying Common Stock. The Investor understands that, although Rule 144 is not exclusive, the Securities and Exchange Commission has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk.

5.9    No Public Market.  The Investor understands and acknowledges that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Company’s securities.
5.10    Authorization.
(a)    The Investor has all requisite power and authority to execute and deliver the Investor Agreements, to purchase the Shares hereunder and to carry out and perform its obligations under the terms of the Investor Agreements. All action on the part of the Investor necessary for the authorization, execution, delivery and performance of the Investor Agreements, and the performance of all of the Investor’s obligations under the Investor Agreements, has been taken or will be taken prior to the Closing.
(b)    The Investor Agreements, when executed and delivered by the Investor, will constitute valid and legally binding obligations of the Investor, enforceable in accordance with their terms except: (i) to the extent that the indemnification provisions contained in the Rights Agreement may be limited by applicable law and principles of public policy, (ii) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (iii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies or by general principles of equity.
(c)    No consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by the Investor in connection with the execution and delivery of the Investor Agreements by the Investor or the performance of the Investor’s obligations hereunder or thereunder.
5.11    Brokers or Finders.  The Investor has not engaged any brokers, finders or agents, and neither the Company nor any other Investor has, nor will, incur, directly or indirectly, as a result of any action taken by the Investor, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the Investor Agreements.
5.12    Tax Advisors.  The Investor has reviewed with its own Tax advisors the U.S. federal, state, local and foreign Tax consequences of this investment and the transactions contemplated by the Investor Agreements. The Investor understands that it (and not the Company) shall be responsible for its own Tax liability that may arise as a result of this investment or the transactions contemplated by the Investor Agreements.
5.13    Legends.  The Investor understands and agrees that the certificates evidencing the Shares or the Conversion Shares, or any other securities issued in respect of the Shares or the Conversion Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall bear the following legend (in addition to any legend required by the Rights Agreement or under applicable state securities laws):
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER

EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”
5.14    No “Bad Actor” Disqualification Events.  Neither (i) the Investor, (ii) any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members, nor (iii) any beneficial owner of the Company’s voting equity securities (in accordance with Rule 506(d) of the Securities Act) held by the Investor is subject to any Disqualification Event, except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act and disclosed reasonably in advance of the Closing in writing in reasonable detail to the Company.
SECTION 6
CONDITIONS TO INVESTORS’ OBLIGATIONS TO CLOSE
Each Investor’s obligation to purchase the Shares at a Closing is subject to the fulfillment on or before the Closing of each of the following conditions, unless waived in writing by the applicable Investor purchasing the Shares in the Closing:
6.1    Representations and Warranties of the Company.  Except as set forth in or modified by the Company Schedule of Exceptions, the representations and warranties made by the Company in Section 3 shall be true and correct in all material respects as of the date of the Closing.
6.2    Representations and Warranties of Logitech.  Except as set forth in or modified by the Logitech Schedule of Exceptions, the representations and warranties made by Logitech in Section 4 shall be true and correct in all material respects as of the date of the Closing.
6.3    Covenants of the Company.  The Company shall have performed or complied with all covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to the Closing in all material respects.
6.4    Covenants of Logitech.  Logitech shall have performed or complied with all covenants, agreements and conditions contained in Section 8 of this Agreement to be performed or complied with by Logitech on or prior to the Closing in all material respects.
6.5    Blue Sky.  The Company shall have obtained all necessary Blue Sky law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer, sale and transfer of the Shares and the Conversion Shares.
6.6    Restated Certificate.  The Restated Certificate shall have been duly authorized, executed and filed with and accepted by the Secretary of State of the State of Delaware.
6.7    Rights Agreement.  The Company, Logitech and the Investors (each as defined in the Rights Agreement) shall have executed and delivered the Rights Agreement.
6.8    Voting Agreement.  The Company, Logitech and the Investors (each as defined in the Voting Agreement) shall have executed and delivered the Voting Agreement.

6.9    Right of First Refusal and Co-Sale Agreement.  The Company, Logitech and the Investors (each as defined in the Right of First Refusal and Co-Sale Agreement) shall have executed and delivered the Right of First Refusal and Co-Sale Agreement.
6.10    Closing Deliverables of the Company.  The Company shall have delivered to counsel to the Investors the following:
(a)    a certificate executed by the Chief Executive Officer, President or Chief Financial Officer of the Company on behalf of the Company, in substantially the form of Exhibit G, certifying the satisfaction of the conditions to closing listed in Sections 6.1 and 6.3.
(b)    a certificate of the Secretary of State of the State of Delaware, dated as of a date within five days of the date of the Closing, with respect to the good standing of the Company.
(c)    a certificate of the Company executed by the Company’s Secretary, in substantially the form of Exhibit H, attaching and certifying to the truth and correctness of (1) the Restated Certificate, (2) the bylaws and (3) the board and stockholder resolutions adopted in connection with the transactions contemplated by this Agreement.
(d)    with respect to the Closing only, an opinion from Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel to the Company, dated as of the Closing, in substantially the form of Exhibit I.
(e)    a form of Directors and Officers Indemnification Agreement, in substantially the form of Exhibit O.
6.11    Closing Deliverables of Logitech.  Logitech shall have delivered to counsel to the Investors the following:
(a)    certificates and documents referenced in Section 2.3;
(b)    a certificate executed by an officer of Logitech on behalf of Logitech, in substantially the form of Exhibit P, certifying the satisfaction of the conditions to closing listed in Sections 6.2 and 6.4.
6.12    Consents and Waivers.  The Company, Logitech and the Investors shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreements.
6.13    Logitech Agreements.  The Company and Logitech shall have executed and delivered the Transition Services Agreement.
6.14    Board of Directors.  Effective upon the Closing, each Investor hereby elects Craig Malloy, Andy Sheehan, Jeff Brody, George Bischof and one (1) vacancy as the directors that the Restated Certificate provides are to be elected by the holders of the Series B Preferred. Effective upon the Closing, the Board of Directors of the Company shall consist of Craig Malloy, Andy Sheehan, Jeff Brody, George Bischof and one (1) vacancy.
6.15    IP Agreements.  The Company and Logitech shall have executed and delivered the IP Agreements in the form set forth in Exhibit U.

6.16    No Material Adverse Effect.  There shall not have occurred and be continuing a Material Adverse Effect with respect to the Company.
SECTION 7
CONDITIONS TO COMPANY’S AND LOGITECH’S OBLIGATION TO CLOSE
The Company’s obligation to sell and issue the Issuer Shares, and Logitech’s obligation to sell the Secondary Shares, at the Closing is subject to the fulfillment on or before the Closing of the following conditions, unless waived in writing by the Company and Logitech:
7.1    Representations and Warranties.  The representations and warranties made by the Investors in the Closing in Section 5 shall be true and correct in all material respects (disregarding any standards of materiality contained in such representations and warranties) when made and shall be true and correct in all material respects as of the date of the Closing.
7.2    Covenants.  The Investors shall have performed or complied with all covenants, agreements and conditions contained in the Investor Agreements to be performed or complied with by the Investors on or prior to the date of the Closing in all material respects.
7.3    Compliance with Securities Laws.  The Company and Logitech shall be satisfied that the offer, sale and transfer of the Shares and the Conversion Shares shall be qualified or exempt from registration or qualification under all applicable federal and state securities laws (including receipt by the Company of all necessary blue sky law permits and qualifications required by any state, if any).
7.4    Restated Certificate.  The Restated Certificate shall have been duly authorized, executed and filed with and accepted by the Secretary of State of the State of Delaware.
7.5    Rights Agreement.  The Company, Logitech and the Investors (each as defined in the Rights Agreement) shall have executed and delivered the Rights Agreement.
7.6    Voting Agreement.  The Company, Logitech and the Investors (each as defined in the Voting Agreement) shall have executed and delivered the Voting Agreement.
7.7    Right of First Refusal and Co-Sale Agreement.  The Company, Logitech and the Investors (each as defined in the Right of First Refusal and Co-Sale Agreement) shall have executed and delivered the Right of First Refusal and Co-Sale Agreement.
7.8    Consents and Waivers.  The Company, Logitech and the Investors shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreements.
7.9    IP Agreements.  The Company and Logitech shall have executed and delivered the IP Agreements in the form set forth in Exhibit U.

SECTION 8
FURTHER AGREEMENTS OF THE PARTIES
8.1    Net Working Capital.
(a)    No later than two (2) Business Days prior to Closing, Logitech shall have delivered to the Lead Investor a written statement (the “Estimated Net Working Capital Statement”) which sets forth an estimate of the amount of Net Working Capital (such estimate, the “Estimated Net Working Capital”), which shall be calculated in accordance with the accounting principles, practices, procedures, policies and methods set forth on Exhibit N (the “Accounting Principles”).
(b)    To the extent that the Estimated Net Working Capital of the Company as of the Closing, as determined in accordance with Section 8.1(a) above, is greater than $20,000,000 (the “Upper Target Working Capital Amount”) or less than $18,000,000 (the “Lower Target Working Capital Amount”), Logitech shall, on the date of Closing, contribute funds to, or receive a distribution of funds from, the Company, as applicable, necessary to cause Net Working Capital, as of the Closing, to be no less than the Lower Target Working Capital Amount or no more than the Upper Target Working Capital Amount, as applicable (the “Closing Net Working Capital Adjustment”).
(c)    Within sixty (60) days after the Closing, the Lead Investor shall deliver to Logitech a written statement (the “Working Capital Reconciliation Notice”) which includes a calculation of the actual Net Working Capital based on the Accounting Principles, and the difference, if any, between the Estimated Net Working Capital and such calculation of the actual Net Working Capital of the Company as of the Closing.
(d)    If Logitech disputes the actual Net Working Capital set forth in the Working Capital Reconciliation Notice, Logitech shall deliver to the Lead Investor written notice of such dispute (the “Working Capital Dispute Notice”) within thirty (30) days of receipt of the Working Capital Reconciliation Notice, which shall list with reasonable specificity the points of disagreement with the calculation of the actual Net Working Capital. Logitech’s failure to provide a Working Capital Dispute Notice within thirty (30) days after receipt of the Working Capital Reconciliation Notice shall be deemed an acceptance of the calculation of the actual Net Working Capital set forth in the Working Capital Reconciliation Notice. Upon receipt of the Working Capital Dispute Notice, the Lead Investor and Logitech shall promptly consult with each other with respect to the specified points of disagreement in an effort to resolve the dispute during the thirty (30) days immediately following receipt of the Working Capital Dispute Notice, or such longer period as the Lead Investor and Logitech may mutually agree. Any such disputed items that are resolved by the Lead Investor and Logitech during such period shall be final and binding on the parties hereto and not subject to appeal. If the Lead Investor and Logitech do not resolve all such disputed items by the end of such thirty (30) day period, then, at the request of the Lead Investor or Logitech, as applicable, the Lead Investor and Logitech shall submit all items remaining in dispute with respect to the Working Capital Dispute Notice to a nationally recognized independent accounting firm upon which the Lead Investor and Logitech shall reasonably agree (the “Accounting Firm”) for review and resolution. The Accounting Firm shall act as an expert and not an arbitrator. The Accounting Firm shall make all calculations in accordance with the Accounting Principles, shall determine only those items remaining in dispute between the Lead Investor and Logitech, and shall only be permitted or authorized to determine an amount with respect to any such disputed item that no greater than the highest and no less than the lowest of the positions of the Lead Investor in the Working Capital Reconciliation Notice and Logitech in the Working Capital Dispute Notice, as applicable. Each of the Lead Investor and Logitech shall (i) enter into a customary engagement letter with the Accounting Firm at the time such dispute is submitted to the Accounting Firm and otherwise cooperate with the Accounting Firm, (ii) have the opportunity to submit a written statement in support of their respective positions with respect to such disputed items, to provide supporting material to the Accounting Firm in defense of their respective positions with respect to such disputed items and to submit a written statement responding to the other party’s position with respect to such disputed items and (iii) subject to customary confidentiality and indemnity agreements, provide the Accounting Firm with access to the Company’s books, records, personnel and representatives and such other information as the Accounting Firm may require in order to render its determination. The Accounting Firm shall be instructed to deliver to the Lead Investor and Logitech a written determination (such determination to include a worksheet setting forth all material calculations used in arriving at such determination and to be based solely on information provided to the Accounting Firm by the Lead Investor, the Company and Logitech) of the disputed items within thirty (30) days of receipt of the disputed items, which determination shall be final and binding on the parties hereto and not subject to appeal. Fifty percent (50%) of any expenses relating to the engagement of the Accounting Firm shall be paid by Logitech and fifty percent 50% of such expenses shall be paid by the Investors.
(e)    If, upon the final determination of the actual Net Working Capital of the Company as of the Closing (the “Final Net Working Capital”), the Closing Net Working Capital Adjustment calculated using the Final Net Working Capital would be greater than the Upper Target Working Capital Amount or less than the Lower Target Working Capital Amount calculated pursuant to Section 8.1(b) using the Estimated Net Working Capital, then Logitech shall contribute funds to, or receive a distribution of funds from, the Company, as applicable, in an amount such that, after taking into account all payments made pursuant to Sections 8.1(b) and (e), the Net Working Capital as of the Closing is no less than the Lower Target Working Capital Amount or no more than the Upper Target Working Capital Amount, as applicable.
SECTION 9
MISCELLANEOUS
9.1    Amendment.  Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by the Company and the Investors holding a majority of the Common Stock issued or issuable upon conversion of the Shares issued pursuant to this Agreement (excluding any of such shares that have been sold to the public or pursuant to Rule 144). Any such amendment, waiver, discharge or termination effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities have been converted or exchanged or for which such securities have been exercised) and each future holder of all such securities.
9.2    Notices.  All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail (if to an Investor or any other holder of Company securities) or otherwise delivered by hand, messenger or courier service addressed:
(a)    if to an Investor, to the Investor’s address, facsimile number or electronic mail address as shown in the Company’s records, as may be updated in accordance with the provisions hereof, with a copy (which shall not constitute notice) to Craig Schmitz and Michael Kendall, Goodwin Procter LLP, 135 Commonwealth Drive, Menlo Park, CA 94025;
(b)    if to any other holder of any Shares or Conversion Shares, to such address, facsimile number or electronic mail address as shown in the Company’s records, or, until any such holder so furnishes an address, facsimile number or electronic mail address to the Company, then to the address of the last holder of such Shares or Conversion Shares for which the Company has contact information in its records;
(c)    if to the Company, to the attention of the Chief Executive Officer or the Chief Financial Officer of the Company at 1601 S. MoPac Expressway, Suite 100, Austin, Texas 78746, or at such other current address as the Company shall have furnished to the Investors and Logitech; or
(d)    if to Logitech, to the attention of the Chief Executive Officer, Chief Financial Officer or the General Counsel of Logitech at c/o Logitech, Inc., 7700 Gateway Blvd, Newark, CA 94560, or at such other current address as Logitech shall have furnished to the Investors and the Company, with a copy (which shall not constitute notice) to Steven V. Bernard, Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, California 94304.
Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), or (ii) if sent via mail, at the earlier of its receipt or five days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent via facsimile, upon confirmation of facsimile transfer or, if sent via electronic mail, upon confirmation of delivery when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day.
Subject to the limitations set forth in Delaware General Corporation Law §232(e), each Investor or other security holder consents to the delivery of any notice to stockholders given by the Company under the Delaware General Corporation Law or the Company’s certificate of incorporation or bylaws by (i) facsimile telecommunication to the facsimile number set forth on Exhibit A (or to any other facsimile number for the Investor or other security holder in the Company’s records), (ii) electronic mail to the electronic mail address set forth on Exhibit A (or to any other electronic mail address for the Investor or other security holder in the Company’s records), (iii) posting on an electronic network together with separate notice to the Investor or other security holder of such specific posting or (iv) any other form of electronic transmission (as defined in the Delaware General Corporation Law) directed to the Investor or other security holder. This consent may be revoked by an Investor or other security holder by written notice to the Company and may be deemed revoked in the circumstances specified in Delaware General Corporation Law §232.
9.3    Governing Law; Jurisdiction; Venue.  This Agreement shall be governed in all respects by the internal laws of the State of Delaware as applied to agreements entered into among Delaware residents to be performed entirely within Delaware, without regard to principles of conflicts of law. In any action between the parties hereto arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement: (i) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of either the state courts located in Santa Clara County, California or the United States District Court for the Northern District of California and (ii) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid.

9.4    Brokers or Finders.  The Company shall indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a brokerage or finder’s fee or agent’s commission (and the costs and expenses of defending against such liability or asserted liability) for which such Investor or any of its constituent partners, members, officers, directors, employees or representatives is responsible to the extent such liability is attributable to any inaccuracy or breach of the representations and warranties contained in Section 3.19, and each Investor agrees to indemnify and hold harmless the Company and each other Investor from any liability for any commission or compensation in the nature of a brokerage or finder’s fee or agent’s commission (and the costs and expenses of defending against such liability or asserted liability) for which the Company, any other Investor or any of their constituent partners, members, officers, directors, employees or representatives is responsible to the extent such liability is attributable to any inaccuracy or breach of the representations and warranties contained in Section 5.11.
9.5    Expenses.  The Company, Logitech, and the Investors shall each pay their own expenses in connection with the transactions contemplated by this Agreement; provided, however, that if the Closing is effected, the Company shall reimburse the reasonable and customary documented fees of one counsel for the Investors up to a maximum of $200,000, within thirty (30) days of presentation of a final invoice.
9.6    Survival.  The representations, warranties, covenants and agreements made in this Agreement by the Company, Logitech and the Investors shall survive any investigation made by any party hereto and the closing of the transactions contemplated hereby for one (1) year from the date of the Closing; provided, however, that (i) the representations and warranties of the Company and Logitech, as applicable, contained in Section 3.1 (Organization, Good Standing and Qualification), Section 3.2 (Subsidiaries), Section 3.3 (Capitalization), Section 3.4 (Authorization), Section 3.19 (Brokers or Finders), Section 3.20 (Tax Returns and Payments), Section 4.1 (Organization, Good Standing and Qualification), Section 4.2 (Secondary Share Transfer), Section 4.3 (Authorization) and Section 4.5 (Brokers or Finders) (collectively, the “Fundamental Representations”) shall survive until the expiration of the statute of limitations applicable thereto, and (ii) the representations and warranties of the Company contained in Section 3.9 (Intellectual Property) (the “IP Representations”) shall survive for two (2) years from the date of the Closing. The covenants and agreements contained herein to be performed or complied with after the Closing shall survive in accordance with their respective terms or, absent a specific term, indefinitely. Any claim that has been asserted in accordance with Section 9.7 and that is pending on the date of the expiration of the applicable survival period set forth in this Section 9.6 may continue to be asserted until fully and finally resolved.
9.7    Logitech Indemnification.
(a)    From and after the Closing and subject to and as limited by the time limitations in Section 9.6 and the provisions of this Section 9.7, Logitech agrees to indemnify and hold the Investors, their respective affiliates and direct and indirect partners (including partners of partners and stockholders and members of partners), members, stockholders, directors, officers, employees and agents (collectively, the “Investor Indemnified Parties” and, individually, an “Investor Indemnified Party”) harmless against all losses, Taxes, liabilities, damages, diminution in value, costs, interest, awards, judgments, penalties and expenses, including reasonable attorneys’ and consultants’ fees and expenses and including any such reasonable expenses incurred in connection with investigating, defending against or settling any of the foregoing (hereinafter individually a “Loss” and collectively “Losses”) paid, incurred or sustained by any Investor Indemnified Party as a result of (i) any breach or inaccuracy of a representation or warranty by the Company contained in Section 3 of this Agreement or by Logitech contained in Section 4 of this Agreement, including, without limitation, any failure of such representations and warranties to be true and correct as of the Closing, (ii) any failure by Logitech to perform or comply with any of its covenants or agreements under this Agreement, (iii) any fraud committed by or on behalf of the Company or Logitech related to this

Agreement, (iv) without duplication, any unpaid Pre-Closing Taxes that are not taken into account in determining Net Working Capital, (v) without duplication, any unpaid Third Party Expenses of the Company that are not taken into account in determining Net Working Capital or (vi) without duplication, the terms of the Restructuring Plan (other than the Excluded Items) set forth on Exhibit K hereto. For the purpose of this Section 9.7, solely when determining the amount of Losses paid, incurred or sustained (but not whether a breach, inaccuracy or failure has occurred) by an Investor Indemnified Party as a result of any breach or inaccuracy of a representation or warranty or any failure to perform or comply with any covenant or agreement that is qualified or limited in scope as to materiality or Material Adverse Effect, such representation, warranty, covenant or agreement shall be deemed to be made without such qualification or limitation. The rights of the Investor Indemnified Parties to indemnification or any other remedy under this Agreement shall not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing, with respect to the accuracy or inaccuracy of or compliance with, any representation, warranty, covenant or agreement made by the Company or Logitech or any other matter. The waiver of any condition set forth in Section 6 of this Agreement based on the accuracy of any such representation or warranty, or on the performance of or compliance with any such covenant or agreement, shall not affect the right to indemnification or any other remedy based on any such representation, warranty, covenant or agreement. For the avoidance of doubt, in no event shall any item be taken into account more than once that is included in any of clauses (i) through (vi) of this Section 9.7 in determining the amount of any Losses.
(b)    No Investor Indemnified Party shall be entitled to recovery of Losses pursuant to Section 9.7(a)(i) for breaches or inaccuracies of representations or warranties (other than Fundamental Representations and IP Representations) until such time (if at all) as the total amount of all Losses that have been paid, incurred or sustained thereunder exceeds $100,000 (the “Threshold Amount”), then the Investor Indemnified Parties shall, subject to the limitations in this Section 9.7, be entitled to recovery for all such Losses in excess of the Threshold Amount, subject to the limitations herein.
(c)    The Lead Investor (on behalf of all Investor Indemnified Parties) may seek recovery of Losses pursuant to this Section 9.7 by delivery of a certificate executed by an authorized person on behalf of the Lead Investor no later than 5:00 p.m. Pacific time on the applicable survival date set forth in Section 9.6 setting forth an indemnification claim for Losses (an “Indemnification Claim”): (A) stating that the Investor Indemnified Parties have paid, incurred or sustained, or believe in good faith that the Investor Indemnified Parties are reasonably likely to pay, incur or sustain, a Loss and (B) specifying in reasonable detail the nature and amount of the Loss so stated (an “Authorized Person Certificate”); provided, however, that the Authorized Person Certificate need only specify such information to the knowledge of such Investor Indemnified Party as of the date of the Indemnification Claim. Logitech shall have 30 days to object in writing to any Indemnification Claim set forth in an Authorized Person Certificate. If Logitech shall so object, Logitech and the Lead Investor will attempt in good faith to agree upon the rights of the respective parties with respect to such claims. In the event the parties cannot come to an agreement within 30 days after the date on which Logitech objected in writing to any Indemnification Claim set forth in an Authorized Person Certificate, Logitech and the Lead Investor shall mutually agree on one mediator not affiliated with either party or any other Investor for determination of the rights of the respective parties with respect to each of such claims.  The parties shall cooperate with one another in scheduling mediation proceedings, shall act in good faith in such mediation, shall share equally in the costs of any mediation, and shall use good faith efforts to cause such mediation to be completed within 60 days after the date on which Logitech objected in writing to the Indemnification Claim.  If a resolution is not agreed upon after completion of such mediation, either party may begin litigation proceedings.

(d)    Following the final determination of a claim for indemnification hereunder pursuant to Section 9.7(c) or in connection with an Order that is finally adjudicated and resolved by a court of competent jurisdiction, and subject to the limitations herein, Logitech shall satisfy the amount of such finally determined Loss to the Investor Indemnified Parties by adjusting the Series B Conversion Price (as defined in the Restated Certificate) in the manner described in Section 4(h) of the Restated Certificate; provided that the Investor Indemnified Parties may, at their option, in lieu of adjusting the Series B Conversion Price, cause Logitech to satisfy the amount of such Loss by paying by wire transfer of immediately available funds to the Investor Indemnified Parties within 10 days of such final determination an amount equal to (50%) of the amount of such finally determined Loss; provided further that in no event shall the aggregate cash amount payable by Logitech under this Section 9.7(d) exceed $1,000,000 (the “Maximum Cash Indemnity Amount”). For the avoidance of doubt, no Series B Conversion Price adjustment or payment due under this Section 9.7(d) shall be made until an Indemnification Claim is finally determined to be indemnifiable pursuant to Section 9.7(c) herein or pursuant to an Order that is finally adjudicated and resolved by a court of competent jurisdiction.
(e)    Except with respect to Losses paid, incurred or sustained as a result of fraud or intentional misrepresentation, the maximum amount that the Investor Indemnified Parties may recover for Losses pursuant to Section 9.7 shall be as follows:
(i)    For any Losses that are indemnifiable under Section 9.7(a)(i), other than with respect to any breach or inaccuracy of the Fundamental Representations or the IP Representations, liability shall be limited to $2,000,000 (the “General Representations and Warranties Cap”).
(ii)    For any Losses that are indemnifiable under Section 9.7(a)(i) with respect to IP Representations, liability shall be limited to $4,000,000 less any amounts paid or payable pursuant to Section 9.7(e)(i) (the “IP Representations and Warranties Cap”).
(iii)    With respect to all Losses that are indemnifiable under Section 9.7(a), liability shall be limited to $20,000,000, inclusive of the Maximum Cash Indemnity Amount, the General Representations and Warranties Cap and the IP Representations and Warranties Cap (the “Maximum Indemnity Amount”).
(f)    Notwithstanding anything to the contrary contained in this Agreement and without limiting the effect of any other limitation contained in this Section 9.7, for purposes of computing the amount of any Losses incurred by any Investor Indemnified Party under this Section 9.7, the amount of any Losses recoverable hereunder shall be calculated net of (i) the amount of any Tax benefits recognized in the same year as and in connection with the payment or incurrence of such Losses or (ii) the amount of any insurance proceeds, indemnification payments, contribution payments or reimbursements received by the Investor Indemnified Parties (net of any costs of recovery or collection, deductibles, retroactive premium adjustments, reimbursement obligations or other costs related thereto).
(g)    The Investor Indemnified Parties and the Company agree to use commercially reasonable efforts to mitigate any Losses that the Investor Indemnified Parties may recover pursuant to this Section 9.7.
(h)    Notwithstanding anything to the contrary herein, in no event will the Investor Indemnified Parties be entitled to be indemnified for, nor will Logitech have any obligation to indemnify with respect to, (i) the amount, value or condition of, or any limitations on, any Tax asset or attribute of the Company or any of its subsidiaries or the Business (e.g., net operating losses) arising in any Tax period or portion thereof ending on or prior to the Closing Date (each, a “Tax Attribute”), or the ability of any Person, including the Company and its subsidiaries, to utilize such Tax Attributes after the Closing, (ii) any Taxes attributable to any action taken by or with respect to the Company or any of its subsidiaries on the Closing Date after the Closing outside of the ordinary course of business (including making any Tax election), (iii) any Taxes attributable to any Tax period or portion of a period beginning after the Closing Date, except to the extent resulting from a breach of the representation and warranties set forth in Section 3.20(e), (f), (g), (h), or (i), (iv) except to the extent incurred (x) in connection with the Restructuring Plan or (y) in the ordinary course of the Company’s business in any Pre-Closing Period, any social security, Medicare, unemployment or other employment or payroll Tax imposed in connection with any compensation payments contemplated by this Agreement, for which the Company shall be solely responsible or (v) any Transfer Taxes, which shall be borne by the Investor Indemnified Parties if imposed thereon by applicable law or otherwise by the Company, and in no event will any of the foregoing be treated as Pre-Closing Taxes or as Working Capital Liabilities for purposes of the determination of Estimated Net Working Capital or Final Working Capital.
(i)    The rights and remedies expressly provided in this Section 9.7 will constitute the sole and exclusive remedy of the Investor Indemnified Parties against Logitech and the Company with respect to the representations, warranties, covenants and agreements of Logitech and the Company contained in this Agreement; provided, that, notwithstanding anything herein to the contrary, nothing in this Agreement, including the limitations on indemnification set forth in this Section 9.7, shall limit the right of any Investor Indemnified Party (i) in the case of fraud or intentional misrepresentation, against the Person who allegedly committed such fraud or intentional misrepresentation, or (ii) to specific performance or injunctive relief.
9.8    Successors and Assigns.  This Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by any Investor without the prior written consent of the Company. Any attempt by an Investor without such permission to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement shall be void. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.
9.9    Entire Agreement.  This Agreement, including the exhibits attached hereto, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. No party shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein or therein.
9.10    Delays or Omissions.  Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

9.11    Severability.  If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.
9.12    Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.
9.13    Telecopy Execution and Delivery.  A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.
9.14    Further Assurances.  Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.
9.15    Jury Trial.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS AGREEMENT. This paragraph shall not restrict a party from exercising remedies under the Uniform Commercial Code or from exercising pre-judgment remedies under applicable law.
9.16    Certain Definitions.  As used in this Agreement, the following terms shall have the meanings set forth below:
(a)    “affiliate” means with respect to a Person, any other Person, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer or director of such Person or any investment fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.
(b)    “Business” means the operations with respect to the designing, developing, having made, making, marketing, distributing, operating and selling of any Company Products or any other products and services that have been sold under the Company brand.
(c)    “Business Day” means any day other than (a) a Saturday or Sunday or (b) a day on which banking institutions located in Switzerland, the Canton of Vaud or San Francisco, California are permitted or required by law, executive order or governmental decree to remain closed.
(d)    “Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

(e)    “Company Intellectual Property” means all of the Intellectual Property owned by or purported to be owned by or exclusively licensed to the Company or any of its subsidiaries, including without limitation all Intellectual Property assigned or purported to be assigned to the Company pursuant to the Intellectual Property Agreement.
(f)     “Company Privacy Policy” means any external or internal, past or present privacy policy of the Company or any of its subsidiaries or, as applicable to the Business, Logitech or any of its affiliates relating to the collection, storage, disclosure, and transfer of any Customer Data or Personal Data, or any employee information.
(g)     “Company Products” means the Current Products, and high-definition, digital video conferencing hardware (as well as any embedded software) and cloud-based SaaS products and services targeted to the enterprise customer market, developed by or on behalf of the Company or sold (or currently under development and intended to be sold) under the Company brand, for clarity, including any such cloud-based SaaS products and services sold on a stand-alone basis.
(h)    “Customer Data” means all data, meta data, information or other content transmitted by users and customers (i) to the Company or any of its subsidiaries, or Logitech or any of its affiliates, in connection with the Company Products, or (ii) otherwise stored or hosted by or on behalf of the Company Products, the Company, any of its subsidiaries, or, in connection with the Business, Logitech or any of its affiliates.
(i)     “Confidential Information” shall mean information that is not generally known or readily ascertainable through proper means, including algorithms, customer lists, ideas, designs, flow charts, formulas, know-how, methods, processes, programs, schematics, and techniques.
(j)    “Covered Persons” are those persons specified in Rule 506(d)(1) under the Securities Act, including the Company; any predecessor or affiliate of the Company; any director, executive officer, other officer participating in the offering, general partner or managing member of the Company; any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power; any promoter (as defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of the sale of the Shares; and any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Shares (a “Solicitor”), any general partner or managing member of any Solicitor, and any director, executive officer or other officer participating in the offering of any Solicitor or general partner or managing member of any Solicitor.
(k)    “Current Products” means the products specifically set forth on Exhibit Q.
(l)    “Disqualification Events” shall mean, in accordance with SEC rules and guidance any Covered Person that is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act.
(m)    “Excluded Items” means those items set forth on Exhibit K designated therein as “Excluded Items”.
(n)    “Governmental Entity” shall mean any government, any governmental or regulatory entity or body, department, commission, board, taxing authority, agency or instrumentality, public international organization (e.g., World Bank, Red Cross, etc.), political party, royal family, any government-

owned or controlled enterprise, organization, or body, and any court, tribunal or judicial body, in each case whether transnational, federal, state, county, provincial, and whether local or foreign.
(o)    “Intellectual Property” shall mean all rights arising out of the following in any jurisdiction throughout the world: (i) patents and applications therefor and all other rights corresponding thereto and all reissues, divisions, re-examinations, renewals, extensions, provisionals, continuations and continuations-in-part thereof, and equivalent or similar rights in inventions and discoveries including without limitation invention disclosure (“Patents”), (ii) trade-secret rights and all other rights in confidential business or technical information (“Trade Secrets”), (iii) all rights associated with works of authorship, including copyrights, copyrights registrations and applications therefor (including mask works and integrated circuit topographies) and all other rights corresponding thereto, including moral rights (“Copyrights”), (iv) domain names, uniform resource locators, other names and locators associated with the Internet, and applications or registrations therefor (“Domain Names”), (v) trade names, logos, common law trademarks and service marks and trademark and service mark registrations, and related goodwill and applications therefor (“Trademarks”), (vi) all rights in databases and data collections, and (vii) any similar or equivalent rights to any of the foregoing, including but not limited to moral rights (as applicable).
(p)    “Intellectual Property Agreement” means the Intellectual Property Agreement, by and between Logitech and the Company, dated December 28, 2015, in the form set forth in Exhibit U.
(q)    “Knowledge of the Company” means the actual knowledge of any of Craig Malloy, Michael Lovell, Michael Helmbreecht and Joe Bulger, after reasonable inquiry of all employees, consultants and advisors of the Company and its subsidiaries who would reasonably be expected to have actual knowledge of the matters in question.
(r)    “Knowledge of Logitech” means the actual knowledge of any of Guerrino De Luca, Bracken P. Darrell, Vincent Pilette and Bryan Ko.
(s)    “Material Adverse Effect” means, with respect to an entity, any change, development, event or effect that, either alone or in combination with any other changes, developments, events or effects, is, or is reasonably expected to be, materially adverse to the business, assets (whether tangible or intangible), condition (financial or otherwise) or operations of such entity and its subsidiaries (if any), taken as a whole; provided, however, none of the following shall be deemed in and of themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Material Adverse Effect: (i) any adverse effect that results from changes attributable to conditions affecting the industries in which such entity participates, or general economic conditions or financial markets (to the extent that such changes do not materially and disproportionately adversely affect such entity as a whole compared to others in the same industry); (ii) any adverse effect that results from any act of God, any act of terrorism, war (whether declared or undeclared) or other armed hostilities, or the escalation thereof, any regional, national or international calamity or any other similar event; (iii) any failure by such entity to meet any projections, budgets or estimates of revenue or earnings (it being understood that the facts giving rise to such failure may be taken into account in determining whether there has been a Material Adverse Effect (except to the extent such facts are otherwise excluded from being taken into account by this proviso)), and (iv) any changes in any applicable law or legal, regulatory or political conditions or changes in GAAP or other applicable accounting standards.
(t)    “Net Working Capital” means (i) Working Capital Assets (as defined in Exhibit N) minus (ii) Working Capital Liabilities (as defined in Exhibit N), in each case, as of immediately prior to the

Closing, calculated in accordance with the accounting principles, practices, procedures, policies and methods set forth on Exhibit N.
(u)    “Open Source Software” means all software that is distributed as “open source software” or “free software,” including any software distributed under an “open source” licensing or distribution model (including but not limited to the GNU General Public License (GPL), GNU Lesser General Public License (LGPL), Mozilla Public License (MPL), BSD licenses, the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL), the Sun Industry Standards License (SISL) and the Apache License).
(v)    “Order” means any judgment, order, writ, injunction, ruling, stipulation, determination, award or decree of or by, or any settlement under the jurisdiction of, any federal, state, regional, provincial, county, city, municipal, whether foreign or domestic, court, arbitrator or other tribunal, or governmental, regulatory, legislative or administrative body, that is final and non-appealable.
(w)    “Person” means an individual or entity, including a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a Governmental Entity (or any department, agency, or political subdivision thereof).
(x)    “Personal Data” means a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or biometric identifiers or any other similar piece of information that allows the identification of, or contact with, a natural person.
(y)    “Pre-Closing Period” shall mean any taxable period (or portions of period) that end on or before the Closing.
(z)    “Pre-Closing Taxes” shall mean (i) any Taxes payable with respect to Company or any of its subsidiaries for any Pre-Closing Period, (ii) any Taxes of any member of an affiliated, consolidated, combined or unitary group of which Company or any of its subsidiaries (or any predecessor of any of the foregoing) is or was a member prior to the Closing (excluding groups of which Company was the parent entity), including pursuant to Treasury Regulation Section 1.1502-6 or any analogous or similar state, local or foreign law or regulation, (iii) any Taxes of any Person (other than Company or any of its subsidiaries) imposed on Company or any of its subsidiaries as a transferee or successor by contract (other than commercial contracts or agreements entered into in the ordinary course of business and any lending agreements the principal purpose of each of which is not with respect to Taxes) and (iv) any Tax liability of the Company or its subsidiaries as a result of the Transfer Transactions. In the case of a Taxable period that includes but does not end on the Closing, the Pre-Closing Taxes shall be: (A) in the case of Taxes that are imposed on a periodic basis (and not based on invoices, receipts, sales or payments), deemed to be the amount of such Taxes for the entire period multiplied by a fraction, the numerator of which is the number of calendar days in the portion of such period ending on (and including) the Closing and the denominator of which is the number of calendar days in the entire relevant Taxable period, and (B) in the case of Taxes not described in (A) (such as Taxes that are either (x) income Taxes, or (y) imposed in connection with any sale or other transfer or assignment of property (real or personal, tangible or intangible)), deemed to be equal to the amount that would be payable if the Taxable year or period ended and the books closed at the close of the Closing, except that exemptions, allowances or deductions that are calculated on an annual basis (including depreciation and amortization deductions), other than with respect to property placed in service after the Closing, shall be allocated on a daily basis in a manner similar to that set forth in clause (A).

(aa)    “Restructuring Plan” means the material terms and conditions of the transactions contemplated in connection with the restructuring of the Company as set forth on Exhibit K.
(bb)    “Tax” (and, with correlative meaning, “Taxes” and “Taxable”) shall mean any net income, capital gains, alternative or add-on minimum tax, gross income, estimated, gross receipts, sales, use, ad valorem, value added, transfer, franchise, fringe benefit, capital shares, profits, registration, withholding, payroll, social security (or equivalent) employment, unemployment, disability, excise, severance, stamp, occupation, premium, property (real, tangible or intangible), environmental or windfall profit tax, custom duty or other tax, governmental fee or other like assessment or charge in the nature of taxes, together with any interest or any penalty, addition to tax or additional amount (whether disputed or not) imposed by any Governmental Entity responsible for the imposition of any such tax (domestic or foreign), whether computed on a separate, consolidated, unitary, combined, or any other basis.
(cc)    “Tax Return” shall mean any return, consolidated return, statement, report or form (including estimated Tax returns and reports, withholding Tax returns and reports, any schedule or attachment, and information returns and reports) required to be filed with respect to Taxes.
(dd)    “Technology” shall mean: tangible embodiments of Intellectual Property including inventions (whether or not patentable), discoveries and improvements, works of authorship, diagrams, formulae, APIs, software (whether in source code or in executable code form), user interfaces, architecture, documentation, databases, data compilations and collections and technical data, Confidential Information, trade secrets, mask works, models, know-how, and other information, including all methods, protocols, techniques, and processes, devices, prototypes, designs, design and manufacturing documentation, schematics, algorithms, routines, patterns, and compilations. Technology specifically excludes any and all Intellectual Property.
(ee)    “Third Party Expenses” means all fees and expenses of the Company incurred in connection with this Agreement or any of the transactions contemplated hereby (other than (i) any expenses of the Investors that are reimbursed by the Company pursuant to Section 9.5 and (ii) fees and costs payable to the Company’s legal counsel) including (A) all accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by the Company (that are not otherwise paid or payable by Logitech) in connection with the negotiation or effectuation of the terms and conditions of this Agreement or the transactions contemplated hereby, including any payments made or required to be made by the Company as a brokerage or finders’ fee, agents’ commission or any similar charge, in connection therewith, in each case whether or not yet due and payable, and (B) except to the extent included in the Restructuring Plan, any bonus, severance, change-in-control payments or similar payment obligations (including payments with “single-trigger” provisions triggered at and as of the consummation of the transactions contemplated hereby) that become due or payable in connection with the consummation of the transactions contemplated hereby. For the avoidance of doubt, in no event shall any item that is taken into account in determining Net Working Capital be deemed a Third Party Expense.
(ff)    “Transfer Taxes” shall mean all transfer, documentary, sales, use, value added, goods and services, stamp, registration and other substantially similar Taxes and fees incurred in connection with the purchase of the Shares pursuant to this Agreement.
(gg)    “Transfer Transactions” shall mean all transactions pursuant to which Logitech, directly or indirectly, contributed or otherwise transferred assets, liabilities and employees of the Business to the Company.
(signature page follows)

The parties are signing this Series B Preferred Stock Purchase Agreement as of the date stated in the introductory clause.
Lifesize, Inc.
a Delaware corporation

By: /s/ Craig Brown Malloy

Name: Craig Brown Malloy

Title: President and Chief Executive Officer

(Signature page to the Series B Preferred Stock Purchase Agreement)

The parties are signing this Series B Preferred Stock Purchase Agreement as of the date stated in the introductory clause.
INVESTOR

Redpoint Omega II, LP, by its General Partner
Redpoint Omega II, LLC

By:_/s/ Jeffrey D. Brody_____________
Jeffrey D. Brody, Managing Director

Redpoint Omega Associates II, LLC, as nominee

By:__/s/ Jeffrey D. Brody_____________
Jeffrey D. Brody, Managing Director

The parties are signing this Series B Preferred Stock Purchase Agreement as of the date stated in the introductory clause.
INVESTOR

Meritech Capital Partners V L.P.

By:	Meritech Capital Associates V L.L.C. its General Partner

By:    /s/ George Bischof
    George Bischof, a managing member

Meritech Capital Affiliates V L.P.

By:	Meritech Capital Associates V L.L.C. its General Partner

By:    /s/ George Bischof
    George Bischof, a managing member

The parties are signing this Series B Preferred Stock Purchase Agreement as of the date stated in the introductory clause.
INVESTOR

SUTTER HILL VENTURES, A CALIFORNIA LIMITED PARTNERSHIP

By: Sutter Hill Ventures, L.L.C.
Its: General Partner

By: _/s/ Andrew Sheehan________________
Name: _Andrew Sheehan________________
Title: Managing Director

The parties are signing this Series B Preferred Stock Purchase Agreement as of the date stated in the introductory clause.
INVESTOR

YOVEST, L.P.

By:    /s/ William H. Younger, Jr..
William H. Younger, Jr., Trustee of The
William H. Younger, Jr. Revocable
Trust U/A/D 8/5/09, General Partner

The parties are signing this Series B Preferred Stock Purchase Agreement as of the date stated in the introductory clause.
INVESTOR

TENCH COXE AND SIMONE OTUS COXE, CO-TRUSTEES OF
THE COXE REVOCABLE TRUST U/A/D 4/23/98

By:    /s/ Tench Coxe
Tench Coxe, Trustee

The parties are signing this Series B Preferred Stock Purchase Agreement as of the date stated in the introductory clause.
INVESTOR

ROOSTER PARTNERS, L.P.

By:    /s/ Tench Coxe
Tench Coxe, Trustee of The Coxe
Revocable Trust U/A/D 4/23/98,
General Partner

The parties are signing this Series B Preferred Stock Purchase Agreement as of the date stated in the introductory clause.
INVESTOR

NESTEGG HOLDINGS, LP

By:    /s/ Jeffrey W. Bird
Jeffrey W. Bird, Trustee of Jeffrey W.
and Christina R. Bird Trust U/A/D 10/31/00,
General Partner

The parties are signing this Series B Preferred Stock Purchase Agreement as of the date stated in the introductory clause.
INVESTOR

ANDREW T. SHEEHAN AND NICOLE J. SHEEHAN
AS TRUSTEES OF SHEEHAN 2003 TRUST

By:    /s/ Andrew T. Sheehan
Andrew T. Sheehan, Trustee

The parties are signing this Series B Preferred Stock Purchase Agreement as of the date stated in the introductory clause.
INVESTOR

CHATTER PEAK PARTNERS, L.P.

By:    /s/ Michael L. Speiser
Michael L. Speiser, Trustee of
Speiser Trust U/A/D 7/19/06,
General Partner

The parties are signing this Series B Preferred Stock Purchase Agreement as of the date stated in the introductory clause.
INVESTOR

STEFAN A. DYCKERHOFF AND WENDY G. DYCKERHOFF-JANSSEN,
OR THEIR SUCCESSOR(S) AS TRUSTEES UNDER THE DYCKERHOFF
2001 REVOCABLE TRUST AGREEMENT DATED AUGUST 30, 2001

By:    /s/ Stefan A. Dyckerhoff
Stefan A. Dyckerhoff, Trustee

The parties are signing this Series B Preferred Stock Purchase Agreement as of the date stated in the introductory clause.
INVESTOR

SAMUEL J. PULLARA III AND LUCIA CHOI PULLARA,
CO-TRUSTEES OF THE PULLARA REVOCABLE TRUST U/A/D 8/21/13

By:    /s/ Samuel J. Pullara III
Samuel J. Pullara III, Trustee

The parties are signing this Series B Preferred Stock Purchase Agreement as of the date stated in the introductory clause.
INVESTOR

DOUGLAS T. MOHR AND BETH Z. MOHR,
CO-TRUSTEES OF THE MOHR FAMILY TRUST U/A/D 2/17/15

By:    /s/ Douglas T. Mohr
Douglas T. Mohr, Trustee

The parties are signing this Series B Preferred Stock Purchase Agreement as of the date stated in the introductory clause.
INVESTOR

Wells Fargo Bank, N.A. FBO
SHV Profit Sharing Plan FBO Robert Yin

By:    /s/ Michael J. Wade
Name:    Michael J. Wade
Title:    Vice President

The parties are signing this Series B Preferred Stock Purchase Agreement as of the date stated in the introductory clause.
INVESTOR

Wells Fargo Bank, N.A. FBO
SHV Profit Sharing Plan FBO Tench Coxe

By:    /s/ Michael J. Wade
Name:    Michael J. Wade
Title:    Vice President

The parties are signing this Series B Preferred Stock Purchase Agreement as of the date stated in the introductory clause.
INVESTOR

Wells Fargo Bank, N.A. FBO
Tench Coxe Roth IRA

By:    /s/ Michael J. Wade
Name:    Michael J. Wade
Title:    Vice President

The parties are signing this Series B Preferred Stock Purchase Agreement as of the date stated in the introductory clause.
INVESTOR

Wells Fargo Bank, N.A. FBO
SHV Profit Sharing Plan FBO James N. White

By:    /s/ Michael J. Wade
Name:    Michael J. Wade
Title:    Vice President

The parties are signing this Series B Preferred Stock Purchase Agreement as of the date stated in the introductory clause.
INVESTOR

Wells Fargo Bank, N.A. FBO
James N. White Roth IRA

By:    /s/ Michael J. Wade
Name:    Michael J. Wade
Title:    Vice President

The parties are signing this Series B Preferred Stock Purchase Agreement as of the date stated in the introductory clause.
INVESTOR

Wells Fargo Bank, N.A. FBO
SHV Profit Sharing Plan FBO David E. Sweet (Rollover)

By:    /s/ Michael J. Wade
Name:    Michael J. Wade
Title:    Vice President

The parties are signing this Series B Preferred Stock Purchase Agreement as of the date stated in the introductory clause.
INVESTOR

Wells Fargo Bank, N.A. FBO
SHV Profit Sharing Plan FBO Diane J. Naar

By:    /s/ Michael J. Wade
Name:    Michael J. Wade
Title:    Vice President

The parties are signing this Series B Preferred Stock Purchase Agreement as of the date stated in the introductory clause.
INVESTOR

Wells Fargo Bank, N.A. FBO
SHV Profit Sharing Plan FBO Yu-Ying Chen

By:    /s/ Michael J. Wade
Name:    Michael J. Wade
Title:    Vice President

The parties are signing this Series B Preferred Stock Purchase Agreement as of the date stated in the introductory clause.
INVESTOR

Wells Fargo Bank, N.A. FBO
SHV Profit Sharing Plan FBO Barbara Niss

By:    /s/ Michael J. Wade
Name:    Michael J. Wade
Title:    Vice President

The parties are signing this Series B Preferred Stock Purchase Agreement as of the date stated in the introductory clause.
INVESTOR

Wells Fargo Bank, N.A. FBO
SHV Profit Sharing Plan FBO Patricia Tom (Rollover)

By:    /s/ Michael J. Wade
Name:    Michael J. Wade
Title:    Vice President

The parties are signing this Series B Preferred Stock Purchase Agreement as of the date stated in the introductory clause.
INVESTOR

Tippet Venture Partners L.P.

By:    /s/ Andrew Sheehan
Name:    Andrew Sheehan
Title:

The parties are signing this Series B Preferred Stock Purchase Agreement as of the date stated in the introductory clause.
LOGITECH INTERNATIONAL S.A.

By: /s/ Bracken Darrell

Name: Bracken Darrell

Title: President and Chief Executive Officer

By: /s/ Vincent Pilette

Name: Vincent Pilette

Title: Chief Financial Officer